Filed pursuant to Rule 424(b)(3)
Under the Securities Act of 1933, As Amended
Registration No. 333-216960

7,000,000 SHARES

COMMON STOCK

FREIGHT SOLUTION, INC.

Freight Solution, Inc. (“FSI” or the “Company”) is offering for sale a maximum of 7,000,000 shares of its common stock at a fixed price of $0.01 per share (this “Offering”). There is no minimum number of shares that must be sold by us for this Offering to close. We will retain all proceeds from the sale of the offered shares sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder and Chief Executive Officer, Shane Ludington, will alone attempt to sell the shares. This prospectus will permit our founder and Chief Executive Officer to sell the shares in this Offering directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Ludington will sell the shares himself, and intends to offer them to friends, family members, business and other acquaintances. In offering these securities on our behalf, Mr. Ludington will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Act”). The intended methods of communication include, without limitations, telephone, email and personal contact by Mr. Ludington. For more information, see the section titled “Plan of Distribution”.

The proceeds from the sale of the shares in this Offering will be made payable to our escrow agent, Krueger LLP - Attorney-Client Trust Account. All subscribed-to funds will be held in a noninterest-bearing account pending the approval and acceptance of or the rejection of the subscription agreements by the Company. The subscribed-to funds will be remitted to the Company upon acceptance and approval of the subscription agreements or returned to the investor upon the rejection of the subscription agreement by the Company. This Offering will terminate 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum set number of shares that must be sold. All subscription agreements and checks for the payment of the subscribed-to shares are irrevocable (except as to any state which requires a statutory cooling-off period or provide for rescission rights). For more information, see section titled “Plan of Distribution”.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized marketplace and may be only limited to selling their shares privately. Accordingly, an investment in our common stock is considered an illiquid investment and subject to many risks.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 6.

We are offering shares of our common stock at a price of $0.01 per share. We are conducting a self-underwritten offering on a no minimum basis and best efforts basis. We may not be able to sell any shares of our common stock.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2017.

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA	6
RISK FACTORS	6
USE OF PROCEEDS	18
THIS OFFERING	19
DETERMINATION OF OFFERING PRICE	20
DILUTION	20
DIVIDEND POLICY	21
MARKET FOR OUR SECURITIES	22
NOTE REGARDING FORWARD-LOOKING STATEMENTS	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	24
BUSINESS	30
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40
DESCRIPTION OF CAPITAL STOCK	41
PLAN OF DISTRIBUTION	44
LEGAL MATTERS	47
EXPERTS	47
UNAUDITED INTERIM FINANCIAL STATEMENTS	48
WHERE YOU CAN FIND MORE INFORMATION	48

PROSPECTUS SUMMARY

About Freight Solution, Inc.

Freight Solution, Inc. was incorporated under the laws of the State of Nevada on April 28, 2016, at which time it acquired a business plan and certain intangible assets from Mr. Shane Ludington. Mr. Ludington has been working on the development and implementation of the Freight Solution uber-type smartphone application, the business and its operations for a period of more than five years. As of June 1, 2017, we had two employees, who include our founder and Chief Executive Officer, Mr. Ludington, and a coder. From the date of inception, April 28, 2016, through this report date, Mr. Ludington has continued to devote at least ten (10) to twenty (20) hours per week as necessary for our operations. Mr. Ludington performs these services for free and there is no contractual agreement in place with the Company. Mr. Ludington is not required to work a minimum number of hours per week or per month to the Company. The number of hours is solely reliant upon Mr. Ludington’s judgment and availability. For calendar year 2017, Mr. Ludington has committed to continue providing these services for free. In addition to his role with the Company, Mr. Ludington runs a trucking service for small to medium sized business entities (“SMB”) that handles freight duties, deliveries and logistics services between Sacramento, Southern California and Arizona. Mr. Ludington’s business activities sometimes extend to Nevada and Utah on a limited basis.

The Company issued 11,000,000 shares of its common stock to Mr. Ludington at inception in exchange for organizational services. The services were valued at $11,000. Following formation, Mr. Ludington sold the Company a comprehensive and extensive business plan which outlines our business objectives incorporating an uber-type application for the less-than-truckload (“LTL”) service industry. Many years of research and development efforts went into the business plan and its development. The business plan sale includes software code and programming language developed for the Company’s intended product. The Company issued 4,000,000 shares of common stock with a stated value of $4,000. Mr. Ludington incurred more than $10,000 in costs associated with the development of the original business plan, software development (or coding) costs as well as other expenses in this pursuit.

We are an early stage company with limited financial resources. We have not established or attempted to establish a source of equity or debt financing, however, we intend to have conversations with advisors and smaller statured investment banks or financial institutions regarding our financing needs. Our auditors included an explanatory paragraph in their report on our financial statements that states that “the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.” We are at the early stages of development for our business and its operations. While we are a development stage business we do not consider ourselves a shell company as that term is defined in Rule 405.

We have business operations, which commenced most recently as a Nevada company early in 2016 through our incorporation with the Secretary of State - Nevada. Operations are more than nominal. We have not generated any revenue. We improved upon and added several key targets and objectives to our acquired business plan. We hired several industry consultants to assist with the coding and program language for our software, as well as establishing a network of business sources in the logistics industry. We have incurred significant costs related to both development efforts and expect to incur more over the next few years. In the lifecycle of coding and smart-app development, we are in the beginning ‘design phase’. We have also completed what is called the framework, which includes a substantive requirements analysis, design specifications which our software coders use as a roadmap. We have a significant amount of work that needs to be done and significant working capital needs to be secured in order to bring our intended products and services to, and compete within, the marketplace.

To date, we have not developed any saleable product or services of our intended LTL management service application and controls platform. We cannot predict when a saleable product or service will ever be developed and released into the marketplace. We believe we have an advantage directly derived from our founder and his industry relationships and through the help that these key relationships will provide in executing and completing our business model. Our loss before provision for incomes taxes for the nine months ended January 31, 2017 was $79,942. We recorded no provision for federal or state income taxes during the nine month period ended January 31, 2017. We have not generated any revenues from our intended LTL service management products or LTL management information services (see Management’s Discussion and Analysis or Plan of Operations).

The Company has no current intentions, plans, arrangements, commitments or understandings to engage in a merger or acquisition with another company nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type of transaction.

We are building an LTL service management company that we believe will provide comprehensive LTL management solutions for the freight delivery business. We are developing a proprietary LTL service application and control platform that will provide an Uber/Lyft transformation to the logistics industry from the ground up. We believe product functionality, when fully developed, will provide scalability by enabling users to utilize a smartphone app or internet based service that provides on-demand service to logistics consumer (shippers). Both will connect willing shippers to logistics providers (commercial haulers or truck drivers). Our mobile app will allow shippers to connect with truck drivers in the same way that San Diegans can find a ride home that is an alternative to a cab ride. Based on capacity demands, shippers can find the driver that is best suited to their freight demands for a pre-determined price. This is the freight solution way. Our application allows you to move full or less than truckload freight with an easy tap of your finger. To capture these opportunities, we must identify significant cost savings and define an economic return for the logistics consumer. Our intended software we believe will become a building block in the design, development, and the arrangement of LTL management services for SMB’s and large multinational organizations.

Our intended software and services will outline a three-step method for providing shippers with what we believe to be a comprehensive approach providing a smartphone and web-based application for logistics providers focusing on the less-than-truckload (LTL) services offered, utilizing an Uber-type product allowing truck drivers to enhance and optimize their assets (their long haul equipment), through sophisticated analysis and algorithms. Shippers will be able to augment their usual fleet of logistic providers when capacity demands exceed their typical network. The trucker or logistics provider will be able to respond directly to the shippers needs and pick up additional loads that would convert a LTL delivery to a full-truck-load (“FTL”) (or a load that will fill up the entire truck) delivery. These extra loads fill trucks that otherwise remain empty, or bobtailing it. We believe this approach is required for proper logistics decisions to be made, and will help us in creating long-lasting customer relationships with both shippers and truck drivers.

Our business operations will be comprised of two segments; a) software (Apple iOs and android based, as well as web based formats) and b) software integration services for the commercial shippers market. Our software division works with the assistance of an established coding and smart-app development firm. The coding and smart-app development firm is located in San Diego, California and is known as W-apps Systems. The coding and smart-app development firm provides a selection of experienced developers for us to use on our product, and the hourly rate ranges from $75.00 to $200.00 per hour. We are billed by the hour and on an as needed basis. We are under no contractual agreement with the firm. Our founder, Mr. Ludington, has been working with this firm in some capacity since January 2013. Mr. Ludington conveyed this relationship through the sale of intangible assets to the Company. We developed our initial LTL and logistics management software framework primarily through the efforts of our founder, and the efforts of a this firm. Again, we work with this firm on an as “needed basis.” We have not had any material discussions regarding the acquisition of software for services products, nor do we have any agreements (written or oral) in place in order to do so. The software framework and design has been developed, no software application distributor or reseller relationship has been formalized; the Company intends to seek help from outside sales representatives and marketing consultants to develop a professional sales and marketing strategy to capitalize on our technologies. With further financing we intend to create and staff an in-house coding and smart-app development group, which we believe may develop new versions of the applications and/or services, of a similar nature to business development in LTL management service solutions. The Company continues to work on the development of its LTL management service solutions services through the management and industry knowledge skills of its founder, as well as through a coding and smart-app development firm which has been working with us on an as needed basis and as our budget allows.

To date, no saleable product or service has been developed through these efforts. The services segment of our operations we will seek to staff with a team with the skills necessary in technology and logistics management service. Contract sizes may vary. While we cannot estimate the size of contracts, availability of contracts are solely based on the industry observations. None of these observations are based on any formal study. Initially our clients (or shippers) we believe may come from referrals, or business relationships that our founder, and Chief Executive Officer has or through general marketing in the industry. We cannot predict when those referrals will occur, or if at all, through Mr. Ludington or others.

Our executive offices are located at 8506 Strong Avenue, Orangevale, California 95662, and our telephone number is (916) 600-5773. We may refer to ourselves in this prospectus as “FSI,” the “Company,” “we,” or “us.”

This Offering

FSI is offering for sale a maximum of 7,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder, Mr. Ludington, will attempt to sell the shares himself. This prospectus will permit our founder to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Ludington intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, Mr. Ludington will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitation, telephone and personal contacts.

The proceeds from the sale of the shares in this Offering shall be made payable to Krueger LLP – Attorney-Client Trust Account administered by Krueger LLP, our attorneys. Because Krueger LLP acts as legal counsel for us, Krueger LLP may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Krueger LLP at the address provided on the Subscription Agreement (see Exhibit 99.1). Krueger LLP will not have a first priority claim over any of the funds received into escrow because Krueger LLP is required by law to remit all proceeds to the Company upon satisfactory completion and acceptance of the subscription agreements.

All subscription funds will be held in a noninterest-bearing account pending the acceptance or rejection of the subscription agreement by the Company. All accepted subscription agreement funds will be remitted to the Company or returned to the investor in the case of a rejected subscription agreement by the Company within five (5) business days. This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or provide for rescission rights).

The Company will deliver stock certificates attributable to the shares of common stock purchased directly by the purchasers within 30 days of the close of this Offering or as soon thereafter as practicable.

The Offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings (if any), or net worth.

Shares of common stock offered

Maximum of 7,000,000 shares. No minimum number of shares must be sold by us to close.

Use of proceeds

Offering proceeds will be used to pay professional fees and other general expenses. Total estimated costs of the Offering ($30,000) is less than the maximum Offering proceeds ($70,000).

Termination of this Offering

Offering will conclude when all 7,000,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. At our discretion we may extend this Offering for an additional 180 days.

Risk factors

Purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market exists for our common stock. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in the common stock.

Trading market

None. Filing a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) is necessary in order to apply for the inclusion of our common stock for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) or other such market. A market maker has not been identified or formally approached. When tasked such efforts may not be successful and our common stock may never be quoted and therefore investors of our common stock may not have a market in which to sell their common stock. No estimate may be given as to the time needed for this application process.

Even if FSI's common stock is quoted or granted a listing on a stock exchange, a market for the common stock may never ever develop.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	As of January 31, 2017	As of April 30, 2016
	(unaudited)	(audited)
Current assets	$7,558	$-
Other assets	$24,500	$4,000
Current liabilities	$116,262	$8,262
Stockholders’ equity (deficit)	$(84,204)	$(4,262)

Operating Statement Data:	For the nine months ended January 31, 2017	For the period April 28, 2016 (inception) through April 30, 2016
	(unaudited)	(audited)
Revenues	$-	$-
Operating expenses	$79,942	$19,262
Net (loss)	$(79,942)	$(19,262)
Net (loss) per common share basic and diluted	$(0.01)	$(0.00)
Weighted average number of shares outstanding – basic and diluted	15,000,000	12,666,667

RISK FACTORS

You should be aware that there are substantial risks for an investment in our common stock. You should carefully consider these risk factors, along with the other information included in this prospectus, before you decide to invest in our common stock.

If any of the following risks were to occur, such as our business, financial condition, results of operations and/or other prospects, any of these could materially affect our likelihood of success. If that happens, the market price of our common stock, if any, could decline, and prospective investors would lose all or part of their investment in our common stock.

Risks Related to the Business

1.

FSI has virtually no financial resources. Our independent registered public accounting firm’s report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

FSI is an early stage company with virtually no financial resources. We have negative working capital of $108,704 and $4,262 and a stockholders’ deficit of $84,204 and $4,262 as of January 31, 2017 and April 30, 2016, respectively. Our independent registered public accounting firm’s report included an explanatory paragraph in their opinion on our financial statements as of and for the period ended April 30, 2016 that states that “the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern”. We will be required to seek additional financing beyond amounts received from this Offering. Additional financing sought may be in the form of equity or debt from sources yet to be identified. Until we complete this Offering, most efforts of management will be spent on the registration efforts with little to no efforts expended on the further execution of our business plan and the pursuit of revenue producing activities. Pending the successful completion of this Offering, management will seek additional financing to further pursue and execute on our business plan and the pursuit of revenue producing activities. No assurances can be given that we will generate sufficient revenue (or any at all) or obtain financing needed to continue as a going concern.

Current resources and source of working capital funds, primarily consist of loans from unrelated third parties who are current or former business associates of our founder, President and Chief Executive Officer. These sources we believe to be sufficient to keep our business operations functioning for the next three to nine months. While we do not have a formal agreement with our founder, nor the unrelated third parties to fund the Company’s working capital needs, we believe that our founder’s plan is to perform most of the work required on his own without any cash compensation while he seeks other sources of funding, as well as seek the delay or deferral of payment to third party vendors and unrelated third parties which have currently helped with our working capital needs to date. Much of the initial work on the Company’s software system has been through the efforts of Mr. Ludington, as well as from our use of employees from a reputable coding and smart-app development firm with which we have contracted. We will spend generally between $10,000 and $15,000 per month in operational expenses not related to this Offering. We have not generated any revenues from our operations, and our expenses will continue to accrue or be deferred until sufficient additional financing is obtained. Additional financing may be obtained through our founder, family members of our founder or others familiar with our founder’s professional work experience. To date, the Company received interest free loans and secured the deferral of payment for services from our third party vendors to fund our operations. No assurances can be provided that we will continue to receive funds from these sources or continue our operations beyond a month-to-month basis.

2.

FSI is dependent on the services of our founder, whose lack of experience in the technical market and limited availability may cause our business operations to fail or cease; we will need to engage and retain additional qualified employees and/or consultants to further implement our business strategy.

FSI’s operations and business strategy is dependent upon the services and business acumen of Mr. Ludington, our founder and Chief Executive Officer. Mr. Ludington is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason, or if he becomes ill and is unable to work for an extended period of time before we hire additional personnel, our operations could fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop and execute our business along the lines described in this prospectus. We would most certainly fail without the services of Mr. Ludington or an appropriate replacement.

We intend to acquire key-man life insurance on the life of Mr. Ludington naming us as the beneficiary when and if we have the necessary resources to do so. We have not yet procured or sought out key-man life insurance, and there is no guarantee that we will be able to obtain such key-man life insurance in the future on Mr. Ludington. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and/or independent contractors to further the Company’s business efforts.

Despite Mr. Ludington’s experience through his current and past professional employment, he has little to no experience in the smart phone application development market. Additionally, Mr. Ludington has limited time to devote to the Company due to his other professional commitments. In order to compensate for his lack of experience in this market and perceived limits on time, the Company and Mr. Ludington have available to them the coding and smart-app development firm, which can expand their involvement and activity with our product development. This firm and its people are readily accessible and can expand capacity or provide additional services to the Company as it grows. There can be no assurance that the Company and its management will be able to overcome Mr. Ludington’s lack of experience and limited availability to achieve our business objectives.

3.

Because we recently commenced operations, we face a high risk of business failure.

We recently incorporated in April 2016. Most of our efforts to date as a corporation have been related to executing our business plan and expanding our operations, which include the development and programming for our LTL service management system which consists of software and complicated algorithms to be used in a smart-phone application by the average user. We have had no revenues. We face a high risk of business failure. The likelihood of success for our Company must be considered in light of its significant expenses, complications and delays frequently encountered with a new business and the competitive environment in which the Company will operate. There can be no assurance that future revenues from the Company’s LTL service management product or other services will occur or be significant enough or that we will be able to sell it at a profit, if at all. Future revenues and/or profits, if any, will depend on many factors, including, but not limited to market acceptance of the Company’s LTL service management products or other services and the successful implementation of our strategy.

4.

Because we have no saleable product or service, acquired or developed, we face a high risk of business failure.

The Company has not yet acquired or fully developed any product or services that are saleable in the marketplace. We may not be able to acquire or internally develop any product or services in the future because of the lack of funds or financing to do so. In order for us to fully develop or acquire any products or services, we must be able to secure the necessary financing, beyond just the proceeds of this Offering. In the early stages of our operations, we intend to keep costs to a minimum. The cost to develop our product or services as currently outlined will be in excess of $300,000. We have no established source of funds to undertake the business strategy as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, and Chief Executive Officer providing most of the administrative and other functions on his own without any cash compensation. We currently use the services of a coding and smart-app development firm with which the Company has been working with on an as “needed basis.” We do not plan to pay them in full or even partially pay them for their services. Any payments that may occur would be over an extended period of time, even once we complete our Offering. We currently do not have any specific payment terms with this firm to continue with their services, and we may need to seek the services of another firm to replace them if they require payment for services that we cannot meet at the time. This methodology may result in our product development being extended for another two to three years. We believe that our LTL management information services segment (once developed, if at all) may generate revenues earlier than the LTL service management system products (software) segment (once developed, if at all). If we are unable to obtain adequate funding or financing, the Company faces the likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing for the Company’s growth.

In addition, the Company’s profitability, if any, could be materially and adversely impacted if any one or more of its acquired or developed technological products or services were to experience poor operating results. The Company’s ability to achieve profitability will be dependent on the ability of its intended products or services to generate sufficient operating cash flow to fund intended growth and/or acquisitions. There can be no assurance that the Company’s results of operations will be profitable or that our strategy will be successful or even begin to generate any revenues.

5.

We may not have or ever have the resources or ability to implement and manage our growth strategy.

Although the Company expects to experience growth based on the ability to implement and execute its business strategy, actual operations may never occur because the business plan may never be fully implemented because of the lack of funds in order to do so. If the Company’s business plan and growth strategy are implemented, of which no assurances can be provided, a significant strain on management, operating systems and/or financial resources will be imposed. Failure by the Company’s management to manage this expected growth, if it occurs, or unexpected difficulties are encountered during this growth, could have a material adverse impact on the Company’s results of operations or financial condition.

The Company’s ability to operate profitable revenue generating product or service lines (if we are able to establish any product or service lines at all) will depend upon a number of factors, including (i) identifying appropriate and satisfactory distribution channels, (ii) generating sufficient funds from our then existing operations or obtaining third-party financing or additional capital to develop new product and/or service lines, (iii) the Company’s management team and its financial and accounting controls and (iv) staffing, training and retention of skilled personnel. Certain of these factors most likely will be beyond the Company’s control and may be adversely affected by the economy or actions taken by competing businesses. Moreover, potential products or services that may meet the Company’s focus and other criteria for developing new products and/or services, if we are able to develop or acquire them at all, are believed to be severely limited. There can be no assurance that the Company will be able to execute and manage a growth strategy effectively or at all.

6.

We may not be successful in hiring technical personnel because of the competitive market for qualified technical people.

The Company's success depends largely on its ability to attract, hire, train and retain highly qualified technical and industry knowledgeable personnel to provide the Company's services. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the technical and industry specific personnel it requires to conduct and expand its operations successfully and to differentiate itself from its competition. The Company's results of operations and growth prospects could be materially adversely affected if the Company were unable to attract, hire, train and retain such qualified personnel.

7.

Our reliance on referrals from outside contacts to develop business may not be effective.

The Company initially will rely on our founder, and Chief Executive Officer, Mr. Ludington, for a majority of its business leads and believes that other LTL industry consultants may be an important source of business referrals in the foreseeable future. However, as is typical within the industry, there are no contractual requirements that these industry consultants or outside reps will use or recommend the Company's services in connection with product sales or the sale of specific services offered by the Company. We currently have no contracts or agreements in place with any outside sales reps or business professionals (industry consultants). No assurances can be given that using independent outside sales reps will result in any meaningful numbers of sales leads or referrals.

8.

Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

The Company's future or projected quarterly operating results may vary and reduced levels of earnings or continued losses may be experienced in one or more quarters. Fluctuations in the Company's quarterly operating results could result from a variety of factors, including changes in the levels of revenues derived from LTL service management applications development, and/or LTL service managed services, the size and timing of significant orders, changes in the mix of employee and subcontractors on projects, the timing of new offerings by the Company or its competitors, new office openings by the Company, changes in pricing policies by the Company or its competitors, market acceptance of new and enhanced services offered by the Company or its competitors, changes in operating expenses, availability of qualified technical personnel, disruptions in sources of related services and services, the effect of potential acquisitions and industry and general economic factors. The Company will have limited or no control over many of these factors. The Company's expense levels we believe will be based upon, in part, on its expectations as to future or projected revenues. If revenue levels are below expectations, operating results are likely to be adversely affected.

Because of these fluctuations and uncertainties, our operating results may fail to meet the expectations of investors. If this happens, any trading price of our common stock would almost certainly be materially adversely affected.

9.

We will face competition from businesses with significantly greater resources and name recognition.

The markets in which the Company intends to operate are characterized by intense competition from several types of solution and technical service providers. These include value added resellers (VARs), LTL and logistics management systems integrators and freight delivery business consultants, as well as computer, hardware and other software providers. In addition, there can be no assurance that the Company's prospective and potential clients will not seek to further develop their in-house capabilities and perform internally more or all of the services that the Company intends to offer. The Company expects to face further intense competition from new market entrants and alliances among competitors as the convergence of information processing and telecommunications used in the LTL management systems continue. Many current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be better able to respond or adapt to new or emerging technologies and changes than the Company. They may be able to devote greater resources to the development, marketing and sales of services than the Company. There can be no assurance that the Company will be able to compete successfully. The Company generally expects to encounter intense competition. The Company will compete for revenues with other software providers that offer similar services or with limited adaption used in place of ours. In addition, the Company will face numerous competitors, both strategic and financial, in attempting to obtain competitive services. Many actual and potential competitors we believe are part of much larger organizations with substantially greater financial, marketing and other resources than us. There is no assurance that the Company will be able to compete effectively against any of our future competitors.

10.

Our potential users of our intended software and services operate in a highly regulated industry, and changes in existing regulations or violations of existing or future regulations could have a material adverse effect on our business, results of operations and profitability.

While we are a technology driven business, our potential users operate in the United States pursuant to operating authority granted to them by the Department of Transportation, or DOT. Our potential user’s drivers must comply with the safety and fitness regulations of DOT, including those relating to drug and alcohol testing and hours-of-service. Such matters as equipment weight, aerodynamics and dimensions are subject to government regulations. Our potential user’s may become subject to new or more restrictive regulations relating to fuel emissions, drivers' hours-of-service, ergonomics, on-board reporting of operations, collective bargaining, security at ports and other matters affecting safety or operating methods. Other agencies, such as the Environmental Protection Agency, or EPA, and the Department of Homeland Security regulate their equipment, operations and drivers. Several proposed and pending regulations also may have a material adverse effect on our potential user’s business, results of operations and profitability that will in turn effect our business and prospects. Future laws and regulations may be more stringent, require changes in our potential user’s operating practices, influence the demand for transportation services, or require them to incur significant additional costs. Higher costs incurred by our potential user’s and their suppliers who will ultimately pass the costs onto the user’s and ultimately onto us through higher prices which could adversely affect our results of operations and the planned use of our intended product and services.

In the aftermath of the September 11, 2001 terrorist attacks, federal, state and municipal authorities implemented and continue to implement various security measures, including checkpoints and travel restrictions on large trucks. The Transportation Security Administration, or TSA, has adopted regulations that require determination by the TSA that each driver who applies for or renews his or her license for carrying hazardous materials is not a security threat. This could reduce the pool of qualified drivers, which could require our intended user’s to increase driver compensation, limit their growth, or cause their tractors to sit idle, which will in turn could affect us negatively and hurt our chances of success. These regulations also could limit the availability of equipment for hazardous material shipments and as a result, our intended customers may fail to meet the needs of their customers or may incur increased expenses because of these regulations in turn affecting our prospects. These security measures could indirectly negatively impact our results of operations.

11.

Our intended users business is subject to certain factors that affect the freight delivery business and are largely beyond their control, any of which could have a material adverse effect on our results of operations.

While we are a technology driven business our potential users are subject to certain conditions and events that affect the freight delivery business and that are largely beyond their control, any of which could have a material adverse effect on the results of their operations as well as our operations. These include license and registration fees, tolls, strikes or other work stoppages at customer, port, border or other shipping locations, damage or deterioration of infrastructure, roadways, railways or bridges, taxes associated with infrastructure repair or maintenance, actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign state or groups located in a foreign state or heightened security requirements which could lead to reduced economic demand, reduced availability of credit or temporary closing of shipping locations, transportation routes or U.S. borders. Such conditions or events or enhanced security measures in connection with such events could impair our intended users’ business as well as our operating efficiency and productivity and result in higher operating costs far outweighing any chance for our product and services to make a profit.

12.

Our intended users have significant ongoing capital requirements that could adversely affect financial condition, results of operations and cash flows if they are unable to generate sufficient cash from operations.

The freight delivery business is capital-intensive. Historically, we believe that many of our potential users have been dependent on cash from operations, borrowings from financial institutions and leases to expand and upgrade revenue equipment. We believe that additional expenditures will be required to upgrade and expand their revenue equipment fleet. If they, the intended users of our product and services are unable to generate sufficient cash from operations and obtain borrowing on favorable terms in the future, they may have to limit their fleet size, enter into less favorable financing arrangements or operate their revenue equipment for longer periods of time. Accordingly, our potential users may be unable to decrease the age of, or expand, their revenue equipment fleet, which would materially and adversely affect their financial condition which in turn would materially and adversely affect our business by less use of our intended product and services or no use at all.

13.

There are significant potential conflicts of interest.

Our personnel will be required to commit substantial time to our affairs and, accordingly, our personnel may have a conflict of interest in allocating management time among business activities. In the course of other business activities, certain key personnel may become aware of business opportunities which may be appropriate for presentation to us, as well as other businesses with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented to.

In an effort to resolve such potential conflicts of interest, we have entered into a written agreement with Mr. Ludington specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to him of such business opportunities by management or consultants associated with other business entities) would be presented by him solely to the Company. A copy of this agreement is filed as Exhibit 10.1 to our Registration Statement, of which this prospectus is a part.

We cannot provide any assurance that our efforts to eliminate the potential impact of conflicts of interest will be effective.

14.

We will need to establish additional relationships with local software coders and information technology (IT) consultants to fully develop and market our company and its intended products and/or services.

We do not possess all of the resources necessary to develop and commercialize our intended LTL service management products and/or LTL management information services on a large commercial scale. We will need to develop and establish a network of third-party agents that will help us in carrying out our intended market rollout, as well as develop and then enhance marketing and sales strategy through arrangements with software coders and other information technology consultants to develop and commercialize our planned LTL management information services. If we are unable to enlist the services of third-party vendors, or seek out the necessary IT consultants, our business will suffer.

15.

Following the effective date of our Registration Statement, of which this prospectus is a part, we will be subject to the periodic reporting requirements of Section 15(d) of the Exchange Act that will require us to incur audit and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will affect the amount of time spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

16.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

We will not be required to provide an assessment of the effectiveness of internal controls over financial reporting until our second annual report after the completion of our Offering. And our auditor’s attestation of management’s evaluation of effectiveness of the internal controls is not required as long as we are an emerging growth company under the Jumpstart Our Business Startups Act and/or a smaller reporting company as that term is defined. Despite these requirements, any delayed implementation of our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated. Investors relying upon this misinformation may make an uninformed investment decision.

17.

We are an emerging growth company within the meaning of the Securities Act, and as a consequence of taking advantage of certain exemptions from reporting requirements that are available to emerging growth companies, our financial statements may not be comparable to companies that comply with public company effective dates.

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

18.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will be required to comply with numerous financial reporting and legal requirements, including those pertaining to annual audits, quarterly review and reporting and internal controls. The costs of this compliance could be quite significant. If revenues are insufficient, or we cannot satisfy many of these costs through the issuance of shares, we may be unable to satisfy these costs through the normal course of business which would result in being unable to continue as a going concern.

19.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our founder and Chief Executive Officer.

We have only one director who serves as our sole executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, currently a vote of the board of directors is decided in favor of our chairman (who is our founder and Chief Executive Officer), which gives him complete control over all corporate issues and decisions.

Until we have a larger board of directors that include some independent members, if ever, there will be limited oversight of our founder and Chief Executive Officer’s decisions and activities and little ability for minority shareholders to challenge or reverse those actions and decisions.

Risks Related to Our Common Stock

20.

The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The shares of common stock are being offered on our behalf by Mr. Ludington, our founder and Chief Executive Officer, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any shares of common stock. There are no firm commitments to purchase any of the shares in this Offering. Consequently, there is no guarantee that the Company, through our founder, is capable of selling all, or any, of the shares of common stock offered hereby. The sale of only a small number of shares of common stock increases the likelihood of no market ever developing for our common stock.

21.

Since there is no minimum for our Offering, if only a few persons purchase shares of our common stock they will lose their money without us being able to develop a market for our shares.

Since there is no minimum with respect to the number of shares of common stock to be sold directly by the Company in our Offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners in our common stock would be lost. Even if all of the shares of common stock in our Offering are purchased, we could have the same result.

22.

The Offering price of our common stock has been determined arbitrarily.

The price of our common stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of this Offering price as determined by management. As a result, the price of the shares of common stock in this Offering may not reflect the value perceived by the market. There can be no assurance that the shares of common stock offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

23.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (100,000,000) shares but unissued (78,000,000) shares assuming the sale of 7,000,000 shares in this Offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

24.

The proposed aggregate proceeds of this Offering are slightly more than the estimated costs of this Offering, so the Company will receive little or no economic benefit from the completion of this Offering.

The proposed maximum aggregate proceeds of this Offering ($70,000) are more than the proposed costs to complete this Offering ($30,000). Currently the costs of this Offering are estimated, however these costs could actually rise through delay and other conditions that are out of our control. We may, therefore, receive no financial benefit from the completion of this Offering and may have to pay for some of the costs of this Offering from the proceeds of operations or from other sources such as loans from officers or from related and non-related parties.

25.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

26.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article XI provide for indemnification as follows: “No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

27.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. While no market maker has been formerly approached to file an application with FINRA on our behalf, we will need to identify a market maker in order to do the following. We will need that market maker to file that application in order to be able to quote our shares of common stock on the OTCBB maintained by FINRA. A market maker may only file this application upon the effectiveness of our registration statement and the closing of our Offering. There can be no assurance that a market maker’s application, when filed, will be accepted by FINRA nor can we estimate as to how much time this application will require. We are not permitted to file such application on our own behalf. If such application is accepted, there can be no assurances as to whether –

(i)

any market for our shares will develop;

(ii)

the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution.”

28.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter bulletin board market which is commonly referred to as the “OTCBB” as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

29.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

30.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible for us to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 18 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

31.

Our board of directors (consisting of one person, our founder and sole officer) has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

32.

The ability of our founder to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this Offering, our founder will beneficially own an aggregate of 68% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, our founder will continue to be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our founder may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. Minority shareholders would have no way of overriding decisions made by our founder. This level of control may also have an adverse impact on the market value of our shares because our founder may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community, or may sell sufficient numbers of shares to significantly decrease our price per share.

33.

All of our presently issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (15,000,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock every three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

All 15,000,000 issued and outstanding shares of our common stock are owned by our founder, which consists of 11,000,000 and 4,000,000 shares issued for organizational services and intangible assets, respectively, which may be sold commencing one year from the date this Offering is completed. See “Market for Securities.”

34.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

35.

Because we are not subject to compliance rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors (currently one person) are independent directors, we do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters. As a result, our investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors or members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

36.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. Access to information regarding our business and operations will be limited.

37.

If we are designated a shell company your ability to resell your shares would be limited.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1)

the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2)

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are not classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. To the extent the Company is designated a shell you would be unable to sell your shares under Rule 144.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

FSI will apply the proceeds from the Offering to pay for accounting, legal and other expenses associated with this Offering. Total estimated costs of this Offering ($30,000) are less than the maximum Offering proceeds ($70,000) providing us with approximately $40,000 in funds available for working capital. Costs of this Offering, which principally relate to professional costs and expenses, are estimated to consist of the following:

SEC Registration fee	$8.11
NASD filing fee	100.00
Transfer agent fees	1,500.00
Blue Sky fees and expenses	2,500.00
Accounting fees and expenses	8,000.00
Miscellaneous expenses	2,891.89
Legal fees and expenses (relating to the preparation of our registration statement from inception to effective date and related documents)	15,000.00

Total	$30,000.00

As funds are received from the sale of shares, the Offering costs will be paid in the sequence listed below regardless of the amount collected. If all of the registered shares are sold, one hundred percent (100%) of the Offering costs will be able to be paid in full. This includes legal fees which are estimated to be $15,000 our most expensive cost. Upon receiving the maximum Offering proceeds we will pay all other expenses associated with this Offering (sans legal) which amounts to $15,000, leaving us an estimated $40,000 for general operating expenses or cash on hand.

Upon starting the preparation of our Form S-1, we paid our legal counsel $7,500. Our legal counsel has agreed to defer a portion of their fees until our Offering is completed and our Form S-1 becomes effective. Through the deferral of these fees it may be asserted that our legal counsel may have provided us financing for our Offering. Our plans will not change regardless of whether the maximum Offering proceeds are raised, except to the extent indicated in MD&A “Liquidity” section, first paragraph.

Our Offering is being made on a self-underwritten, “best-efforts” basis with no minimum number of shares that we are required to sell in order for us to proceed with the Offering. The Offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the maximum Offering. Total costs of this Offering are estimated to be $30,000. We will pay all costs relating to this Offering and this amount will accrue on our books and records until we are able to pay the full amount whether from revenues or loans from shareholders, related or unrelated parties:

	Assuming the sale of:
	1,750,000 shares (25% of the maximum Offering)	3,500,000 shares (50% of the maximum Offering)	5,250,000 shares (75% of the maximum Offering)	7,000,000 shares (maximum Offering)

Offering Price Per Share	$0.01	$0.01	$0.01	$0.01

Proceeds Obtained from the Offering	$17,500	$35,000	$52,500	$70,000
Incidental Costs of the Offering, net of accounting and legal fees and expenses	(6,500)	(7,000)	(7,000)	(7,000)
Accounting fees and expenses to be paid from the Offering	(6,000)	(8,000)	(8,000)	(8,000)
Legal fees and expenses to be paid from the Offering	(5,000)	(15,000)	(15,000)	(15,000)

Available for general operating expense -working capital (Offering Proceeds net of Offering Expenses)	$-	$5,000	$22,500	$40,000

THIS OFFERING

We will spend substantially more in costs on this Offering and our public reporting requirements than we will receive in proceeds if the maximum Offering amount is achieved. These costs may very well exceed our current or anticipated revenues, significantly. However, the Company believes that the risks are worth taking because management believes, based on its own observations which are not based on any formal studies, that potential vendors, consultants, service providers and manufacturers have a higher regard in providing services to a public company than a small, privately-held startup company. Management’s belief is based solely on the advice and informal consultation of various business and legal professionals who are known to us and have significant public company experience. These discussions led us to believe that being a public company affords the business (management and its shareholders) with a higher degree of recognition than would be obtained as a small, privately-held (or non-public) company and may increase its ability or options to obtain financing for growth. In addition, by being a publicly held and reporting company we believe this increases visibility of our future opportunities to raise additional funds or to pay vendors by issuing restricted equity rather than cash. We cannot predict the likelihood that our observations and conclusions about the benefits of being a public company will prove accurate or even be beneficial to us.

We are offering for sale a maximum of 7,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain all proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder, and Chief Executive Officer, Mr. Ludington, will attempt to sell these shares. This prospectus permits our founder to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that are sold. Mr. Ludington will sell the shares and intends to offer them to friends, family and business acquaintances that he knows personally. In offering the securities on our behalf, Mr. Ludington will rely primarily on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, telephone, email and personal contact by Mr. Ludington.

As discussed above, Mr. Ludington will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, as amended, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1, promulgated under the Exchange Act, as amended. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Ludington is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Ludington will not be compensated in connection with his participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ludington is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of this Offering, Mr. Ludington will continue to primarily perform his duties for the Company or on its behalf, otherwise, than in connection with these transactions in the Company’s securities. Mr. Ludington will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Payment for the sale of shares in this Offering will be made payable to Krueger LLP- Attorney-Client Trust Account, our escrow agent. Krueger LLP, which acts as our legal counsel, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Krueger LLP at the address provided on the Subscription Agreement. Krueger LLP shall have no first priority claim over any of the funds received. Krueger LLP is required to remit all proceeds to the Company upon satisfactory completion and acceptance of the subscription agreements by the Company. See below for the rejection of a subscription agreement.

We will receive all proceeds from the sale of up to 7,000,000 shares being offered. No proceeds will be received by anyone other than the Company. The price per share is fixed at $0.01 for the duration of this Offering.

All subscribed-to funds will be held in a non-interest bearing account pending the acceptance or rejection of the subscription agreements by the Company. This Offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 7,000,000 shares are sold), unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold in this Offering. All subscription agreements and checks for payment of the shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

The Company will deliver stock certificates attributable to the shares of common stock purchased by the purchasers within 30 days of the closing of this Offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All funds from rejected subscriptions will be returned immediately by us, through our escrow agent to the subscriber, without interest or deduction. Subscriptions for our securities will be accepted or rejected within 48 hours after we receive them. The escrow agent will return the rejected funds to the subscriber within five (5) business days as described in our escrow agreement. The escrow agent will remit the accepted subscription agreement funds to us, as well, within five (5) business days.

This Offering may terminate on the earlier of:

i.

the date when the sale of all 7,000,000 shares is completed, or

ii.

180 days after the effective date of this S-1 Registration Statement or any extension thereto.

The Offering price of our common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of our common stock in this Offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market exists for our common stock. While no market maker has agreed to file a Rule 211 application with FINRA, in order for us to apply for inclusion of our common stock on the OTCBB we will need to solicit the services of one. Once a market maker has been identified and files an application on our behalf, their efforts may not be successful. If this becomes the case our shares may never be quoted and owners of our common stock may not have a market in which to sell their shares. No estimate may be given as to the how long this application may require to go through the application process, when and if a market maker is identified by us.

If we are able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer or market maker and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be transferred electronically between brokerage accounts, which, based upon the realities of the marketplace as it exists today (especially the OTCBB maintained by FINRA), means that the shares of an issuer will not be able to be traded (while technically the shares can be traded manually between accounts, this may take days but is not a realistic option for any issuer relying on a broker-dealer or market maker for swift and orderly stock transactions to occur - like all companies currently have on the OTCBB or DTC supported systems). While DTC-eligibility is not a requirement to trade on the OTCBB, it is however a necessity to efficiently process trades if an issuer’s equity is going to trade with any share volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long this process may take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in the common stock of our Company.

DETERMINATION OF OFFERING PRICE

The Offering price of our common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining this Offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, and the likelihood of acceptance of this Offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue if developed, or that our securities will ever trade at a price higher than the Offering price currently being offered.

DILUTION

“Dilution” represents the difference between the Offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of this Offering are slightly more than our estimated costs (based on the maximum Offering proceeds received). Assuming all of the shares of common stock offered herein are sold, the purchasers in this Offering will lose the entire value of their shares purchased in that each purchased share will have a negative net book value of ($0.0056). Net book value of existing shareholders’ shares will increase from ($0.0056) to ($0.0020) because proceeds received from this Offering are slightly more than estimated costs of this Offering.

The following table illustrates the dilution to purchasers of the common stock in this Offering as of June 1, 2017:

	Assuming the sale of:
	1,750,000 shares (25% of the maximum Offering)	3,500,000 shares (50% of the maximum Offering)	5,250,000 shares (75% of the maximum Offering)	7,000,000 shares (maximum Offering)

Offering Price Per Share	$0.01	$0.01	$0.01	$0.01

Book Value Per Share Before the Offering	$(0.0056)	$(0.0056)	$(0.0056)	$(0.0056)

Book Value Per Share After this Offering	$(0.0058)	$(0.0043)	$(0.0031)	$(0.0020)

Net Increase (Decrease) to Original Shareholders	$(0.0002)	$0.0013	$0.0025	$0.0036

Decrease in Investment to New Shareholders	$(0.0158)	$(0.0143)	$(0.0131)	$(0.0120)

Dilution to New Shareholders (%)	100%	100%	100%	100%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing shareholders and by new investors in this Offering:

	Price Per Share	Number of Shares Held	Percentage of Ownership	Consideration Paid
7,000,000 shares sold
Existing shareholders	$0.001	15,000,000	68%	$15,000
Investors in this Offering	$0.01	7,000,000	32%	$70,000

5,250,000 shares sold
Existing shareholders	$0.001	15,000,000	74%	$15,000
Investors in this Offering	$0.01	5,250,000	26%	$52,500

3,500,000 shares sold
Existing shareholders	$0.001	15,000,000	81%	$15,000
Investors in this Offering	$0.01	3,500,000	19%	$35,000

1,750,000 shares sold
Existing shareholders	$0.001	15,000,000	90%	$15,000
Investors in this Offering	$0.01	1,750,000	10%	$17,500

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR OUR SECURITIES

There is no established public market for our common stock and a public market may never develop. While no market maker has been formerly approached to file an application with FINRA on our behalf, we will need to identify a market maker in order to do the following. We will need that market maker to file that application in order to be able to quote our shares of common stock on the OTCBB maintained by FINRA. A market maker may only file this application upon the effectiveness of our registration statement and the closing of our Offering. There can be no assurance that a market maker’s application, when filed, will be accepted by FINRA nor can we estimate as to how much time this application will require. Even if our common stock were quoted in a market, there may never be substantial activity for our common stock in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what price may prevail for our common stock in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is however a necessity to efficiently process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

We do not have common stock or equity subject to outstanding options or warrants to purchase or securities convertible into our common stock or equity. Also, all current shares of our outstanding common stock are held by Mr. Ludington, our founder, and Chief Executive Officer, (15,000,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we become a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since those shares were acquired from us or an affiliate, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or an affiliate.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•

1% of the total number of our common shares then outstanding; or

•

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, then four calendar weeks preceding the date the selling broker receives the sell order) (This condition is not currently available to the Company because its securities do not trade on a recognized exchange).

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1)

the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2)

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

•

If we have been a public reporting company for at least 90 days prior to the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

•

If we have not been a public reporting company for at least 90 days prior to the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

•

the likelihood of a market for our common shares developing,

•

the liquidity of any such market,

•

the ability of the shareholders to sell the shares, or

•

the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were incorporated on April 28, 2016. Most of our operational activity through January 31, 2017 involved execution of our business plan, business development, coding and smart-app development (for smart phones such as Apple and Android), development of our smart-phone applications for use in a LTL service management system, as well as preparation of the Company’s financial statements, internal controls and corporate governance efforts required in anticipation of this Offering.

We are a development stage company and have limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain as a going concern.

We are building an LTL service management company that we believe will provide comprehensive LTL management solutions for the freight delivery business. We are developing a proprietary LTL service application and control platform that will provide an Uber/Lyft transformation to the logistics industry from the ground up. We believe our software functionality, when fully developed, will provide scalability to the user by enabling them to launch a smartphone app or internet based service that provides on-demand service to logistics consumers (shippers). Both will connect willing shippers to logistics providers (commercial truck drivers or long haul drivers). Our mobile app will allow shippers to connect with truck drivers in the same way that major city dwellers can find a ride home that is an alternative to a cab ride. Based on capacity demands, shippers can find the driver that is best suited to their freight demands for a pre-determined price. This is the freight solution way. Our application allows you to move full or less than truckload freight with an easy tap of your finger. To capture these opportunities, we must identify significant cost savings and define an economic return for the logistics consumer. Our intended software we believe will become a building block in the design, development, and the arrangement of LTL management services for SMB’s and large multinational organizations.

Our intended software and services will outline a three-step method for providing shippers with what we believe to be a comprehensive approach providing a smartphone and web-based application for logistics providers focusing on the less-than-truckload (LTL) services offered and utilizing an Uber-type product allowing truck drivers to enhance and optimize their assets (their long haul equipment) through sophisticated analysis and algorithms. Shippers will be able to augment their usual fleet of logistic providers when capacity demands exceed their typical network. The trucker or logistics provider will be able to respond directly to the shippers needs and pick up additional loads that would a LTL truck to FTL specs. These extra loads fill a truck that otherwise remains empty, or bobtailing it. We believe this approach is required for proper logistics decisions to be made and will help us in creating long-lasting customer relationships with both shippers and truck drivers.

Our business operations will be comprised of two segments; a) software (Apple iOs and Android APK based systems, as well as web based formats) and b) software integration services for the commercial shippers market. Our software division works with the assistance of an established coding and smart-app development firm. The coding and smart-app development firm is located in San Diego, California and is known as W-apps Systems. The coding and smart-app development firm provides a selection of experienced developers for us to use on our product, and the hourly rate ranges from $75.00 to $200.00 per hour. We are billed by the hour and on an as needed basis. We are under no contractual agreement with the firm. We developed our initial LTL and logistics management software framework primarily through the efforts of our founder, and the efforts of a coding and smart-app development firm with which the Company works with on an as “needed basis.” We have not had any material discussions regarding the acquisition of software for services products, nor do we have any agreements (written or oral) in place in order to do so. The software framework and design has been developed, no software application distributor or reseller relationship has been formalized; the Company intends to seek help from outside sales representatives and marketing consultants to develop a professional sales and marketing strategy to capitalize on our technologies. With further financing we intend to create and staff an in-house coding and smart-app development group, which we believe may develop new versions of the applications or services, of a similar nature to business development in LTL management service solutions. The Company continues to work on the development of its LTL management service solutions services through the management and industry knowledge skills of our founder, as well as through a coding and smart-app development firm which has been working with us on an as needed basis and as our current and future budget allows.

To date no saleable product or service has been developed through these efforts. The services segment of our operations will seek to staff with a team with the skills necessary in technology and logistics management service. Contract sizes may vary. While we cannot estimate the size of contracts, availability of contracts are solely based on the industry observations. None of these observations are based on any formal study. Initially our clients (or shippers) we believe may come from referrals, or business relationships that our founder has through general marketing in the industry. We cannot predict when those referrals will occur, or if at all, through Mr. Ludington or others.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our LTL service management products and services to meet our obligations on a timely basis. The Company has not yet acquired or internally fully developed any of these intended services. We may not be able to acquire or internally develop any services in the future because of a lack of available funds or financing to do so. In order for us to develop or acquire any services, we must be able to secure the necessary financing, beyond just the proceeds of this Offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $300,000. We have no established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, and Chief Executive Officer providing substantially all of the work on his own without any cash compensation. This methodology would result in our development stage extending for at least two to three years. We however believe that our services division (once developed, if at all) may begin to generate revenues earlier than the software division (once developed, if at all). If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Industry Overview

Based on industry reports, nearly 70 percent of all freight moved in the United States travels by truck. It is believed by most that without trucks and driver, the U.S. economy would come to a screeching halt. Despite the importance of the industry progress has been slow to move freight easily and with electronic assistance due to the fragmentation of the industry. The fragmentation requires tens of thousands of small operators requiring intermediaries to transact business with shippers. These intermediaries (brokers) typically rely on the telephone to engage the two parties. This is definitely not the most efficient or cost-effective means of moving freight in the age of on-demand commerce.

There are a number of mobile application operators entering into the shipping/logistics paradigm. These mobile application operators believe by replacing the traditional middleman linking truckers to shippers and vice versa, the developing applications are shaping up to be transformative to the industry. This is believed to be the direction the industry is heading, such as Uber was for the taxi business. These mobile application operators believe by leveraging the Uber-like similarities transporting freight can be as easy as moving people were. Algorithms which are central them to Uber and its transformation of the taxi business, these very same mathematical calculations using sophisticated software code can fill the needs between the shipper and trucker. Matching the two electronically through the Internet-of-things, while providing financial logistics, along with billing and payment, all handled by the application.

We believe that the large LTL management market and the geographically fragmented service provider landscape will seek to utilize sophisticated LTL service management systems to solve market barriers. This industry transformation will accelerate shipping, reduce costs, and remove the middleman using a sophisticated algorithm all in a smart-phone, which presents a unique opportunity for our Company.

Competitive Focus

We believe the following will assist us in capitalizing on the expected growth in the commercial LTL management market: (1) Scalability. We believe our LTL service management system will be a scalable solution, designed to serve the underserved, fragmented LTL management market. (2) Comprehensive Solution. We believe that our intended product will provide both shipper and trucker the ability to connect and schedule transport at a competitive price, based on distance, weight size and several other customary variables. (3) Analytical Expertise. Our founder and his network of personal contacts have an extensive LTL service management experience which we will seek to capitalize on the combined expertise. (4) Speed of Implementation. We believe that a fully-developed LTL service management system will be quickly implemented, providing additional insight into the usage of the shippers’ assets.

Growth Strategy

Key elements of our growth strategy shall include: (1) Core Product Enhancement. We plan to enhance core product user interface and functionality with new features and offerings as soon as reasonably practicable. (2) Focus on Markets. We intend to grow our market by: (a) securing contracts in local and national markets, (b) entering new commercial markets, (c) leveraging development opportunities, and (d) adding focused LTL logistics management solutions to our portfolio. (3) Acquire Complementary Businesses. We plan to acquire businesses that complement and expand our intended LTL management information services, technology, customer base and geographic coverage. (4) Align with Logistics Operators. We believe establishing relationships with small to medium size operators will enable us to reach and attract a broader customer base. (5) Strategic Alliances. We plan to team with other industry businesses that have complementary features to our LTL service management system, when fully developed, reducing development cost and opening doors to other shippers and truckers. (6) National Expansion. We intend to expand nationally through partnerships and alliances, moving beyond our initial geographic focus.

Business Objective

The Company's objective is to become a provider of LTL service management solutions and other related services for small to medium sized business entities in Southwestern region of the US. The Company is pursuing the following strategy to achieve this objective: (1) Enhance Technical Expertise. We will seek to enhance our technical expertise by hiring and training of information technology personnel with industry experience. (2) Create a Geographic Presence. We will seek to create a geographically optimized reputation and market our intended LTL management information services. (3) Quality, Service and Support. Our employees and selected tech professionals will follow documented and standardized methodologies to ensure that we provide a consistent approach to projects, thereby fostering uniform quality and cost-efficient solutions for the end-users. (4) Customer Base. Our intended products and services will most likely permit interaction with diverse points of contact decision makers. (5) Alliances with Industry Leaders. We expect to create key alliances and relationships with freight delivery business vendors, and service providers. We will pursue key alliances and relationships in order to expand our offerings and remain current with the advances in the logistics industry as well as information management technology. (6) Multiple Sales Channels. We believe that we can attract a direct sales force that will focus exclusively on the sale of our intended LTL service management product and services.

This prospectus includes limited market and industry data and forecasts that we obtained from our own research, publicly available information, industry periodicals and surveys. Industry publications and surveys generally state that the information contained herein has been obtained from sources deemed reliable. While we have not been able to verify such information to the extent that we deem qualified in its entirety we have determined based on our knowledge to be sufficient and accurate for presentation. Unless otherwise noted, statements as to market position as related to market competitors these are all approximated. Industry and market data could be proven wrong because of the method by which sources obtained their data and because information cannot always be verified with certainty due to limits on availability and reliability of raw data, the voluntary nature of the data gathering process, limitations and other uncertainties. We do not know all or tested all of these assumptions regarding general economic conditions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.”

Our business plan execution and success are predicated upon the Company obtaining the necessary financing either through additional equity or debt beyond this Offering. If we are not able to obtain the necessary levels of financing as determined by the above steps, we will not be able to meet or achieve any of our time-line objectives. Even if we complete 75% or 50% of our additional financing objectives, we most likely will not be able to pursue our timeline goals or action steps. In that case the Company will be forced to proceed piecemeal using primarily the services of our founder, and possibly limited use of outside contractors when and if funds are obtained. Our founder devotes in excess of twenty (20) hours a week to our business efforts. There is no realistic way to predict the timing or completion in that scenario.

Without additional financing to this Offering proceeds we will not be able to pursue our business plan or its timeline objectives, and the Company may fail entirely.

It is our plan to seek additional financing from either equity financing or through debt instruments. These efforts will most likely occur after our Offering is complete and the aggregate proceeds have been received. Company’s management has, through relationships and strategic partnerships, begun the necessary work on a portion of our intended LTL service management products that we believe will be desired in the marketplace as well as our intended LTL service management integration services. Our founder primarily provided these services through the date of this prospectus. Our business plan requires further execution and completion of these tasks which will require us hiring additional employees or outside contractors and consultants. With the level of sophistication and expertise that our founder, and Chief Executive Officer possesses, as well as the industry professionals that he knows, the Company should be able to make progress in its development of our intended LTL service management system and services, but currently no specific timeframe can be provided at this time. Most if not all of these efforts are predicated on the Company obtaining the necessary financing to accomplish these steps. If financing is not available on terms reasonable to the Company and its shareholders, then the steps laid out for this business plan will not occur as planned and may never occur.

We currently have no sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or necessary resources to enter into contractual agreements with developers or sales and marketing firms. We currently do not have sufficient cash or other resources to commence the use of outside contractors or service providers with industry experience. If we do not receive sufficient funding or financing, our business could likely be maintained with minimal operations for a period of 12 months because our founder, we believe will continue providing services without cost. We do not have a formal agreement in place with our founder, covering for past or future services. His plan is to provide substantially all of the administrative and planning work, programming and marketing efforts on his own without any cash or equity consideration. Our founder will continue to seek other sources of funding on behalf of the Company.

Other

As a corporate policy, we generally will not incur any cash obligations that we cannot satisfy with immediately available resources, of which there are currently none. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies on this matter. Our conclusion is based solely on our own observations. There are no assurances that we will be successful in any of these efforts even if we become a public entity. Additionally, the issuance of restricted stock will dilute the ownership interest of all of our stockholders.

Result of Operations for the period April 28, 2016 (inception) through April 30, 2016

Expenses

Expenses for the period April 28, 2016 (inception) through April 30, 2016 was $19,262. Officer’s compensation was $11,000. The Company issued shares of its common stock for organizational services to its founder and CEO. This is expected to be a one-time expense. Internal use coding and smart-app development costs were $4,400. Organization costs attributed to direct costs expended by the Company were $1,025. The Company incurred $2,837 in administrative and other costs associated with our operations.

Loss before provision for income taxes

Loss before provision for incomes taxes for the period April 28, 2016 (inception) through April 30, 2016 was $19,262. We recorded no provision for federal or state income taxes. We have not generated any revenues from our intended LTL service management products or LTL management information services.

Basic and diluted loss per share

Basic and diluted loss per share for the period April 28, 2016 (inception) through April 30, 2016 was $0.00 per share. Basic and diluted number of shares outstanding was 12,666,667.

Result of Operations for the nine month period ended January 31, 2017

Expenses

Expenses for the nine months ended January 31, 2017 were $79,942. Internal use coding and smart-app development costs were $42,800. Amortization expense expended by the Company was $3,000. The Company amortized its purchased coding and smart-app development costs over the nine month period. The Company incurred $29,142 in administrative and other costs associated with our operations. The Company incurred legal and professional fees of $5,000 for the nine month period ended January 31, 2017. These costs were not associated with our direct public offering efforts and therefor expensed.

Loss before provision for income taxes

Loss before provision for incomes taxes for the nine months ended January 31, 2017 was $79,942. We recorded no provision for federal or state income taxes during the nine month period ended January 31, 2017. We have not generated any revenues from our intended LTL service management products or LTL management information services.

Basic and diluted loss per share

Basic and diluted loss per share for the nine months ended January 31, 2017 was $0.01 per share. Basic and diluted number of shares outstanding was 15,000,000.

Result of Operations for the three month period ended January 31, 2017

Expenses

Expenses for the three months ended January 31, 2017 were $22,042. Internal use coding and smart-app development costs were $14,400. Amortization expense expended by the Company was $1,000. The Company amortized one-fourth of its purchased coding and smart-app development costs during the three month period ended January 31, 2017. The Company incurred $6,642 in administrative and other costs associated with our operations.

Loss before provision for income taxes

Loss before provision for incomes taxes for the three months ended January 31, 2017 was $22,042. We recorded no provision for federal or state income taxes during the three month period ended January 31, 2017. We have not generated any revenues from our intended LTL service management products or LTL management information services.

Basic and diluted loss per share

Basic and diluted loss per share for the three months ended January 31, 2017 was $0.00 per share. Basic and diluted number of shares outstanding was 15,000,000.

Liquidity

We will pay all costs related to this Offering which are estimated to be around $30,000. These costs will be paid as and when necessary or otherwise accrued on the books and records of the Company. Absent the ability to pay these amounts upon closing of this prospectus, we will need to seek financial assistance from our shareholders or third parties who may agree to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment. If and when loaned, the loans most likely will be evidenced by a noninterest-bearing unsecured note to be treated as a loan until repaid, if and when the Company has the financial resources to do so. No formal written arrangement exists with respect to anyone’s commitment to loan us funds for this purpose.

Since acquiring the business plan most of our resources and work have been devoted to executing our business, writing of software code, testing and modification of our intended LTL services management system, implementing financial systems and internal controls, and preparing for our registration statement. When these procedures are completed, which we believe may occur over the next few months, we will focus once again on our product and service offerings as well as push the internal development of our software. We have developed a robust framework and design, as well completed our coding of a beta version of the intended software. We believe professional coding and software programmers are needed to develop and complete our software coding and smart-app development. This includes attracting software developers or coders, and developing and perfecting a marketing plan, including the development and launch of a saleable product suite, will range cost us more than $300,000 and $500,000. If we are able to secure funding to outsource these steps, of which there are no assurances, we can commence the launch of our intended LTL service management system product and LTL management information services for the end user (shippers) and the logistics provider (the truck driver). If we are able to use internal resources only (primarily the services of our founder, and Chief Executive Officer), the process will take much longer and our initial launch may be limited to a much smaller target market. If we are unable to raise any funds, development costs would have to be provided solely by our founder, to the extent that he is capable and willing to provide such services. While we engaged the services of an established coding and smart-app development firm, their function and assistance to us is limited by our availability of financing and payment terms. Our goal would be to have software product, and other related services available, multiple sales channels and a comprehensive website/smartphone app up and running within one year, but there is no way of estimating what the likelihood of achieving that goal would be.

Private capital, if sought, we believe will be sought from business associates of our founder, or through private investors referred to us. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees, consultants and independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the development of our business plan and its stages as outlined above.

We embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $75,000 per year over the next few years and may be significantly higher if our business volume and transactional activity increases but should be lower during our first year of being public because our overall business volume (and financial transactions) will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization (if ever). These obligations will certainly reduce our ability and resources to expand our business plan and activities. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling outstanding obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of these efforts. We will also reduce compensation levels paid to management (if we attract or retain outside personnel to perform this function) if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs and the advice that we have received from various business professionals. Issuing shares of common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business and business opportunities. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of FSI because the shares may be issued to parties or entities committed to supporting existing management. FSI may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them.

As of April 30, 2016 and January 31, 2017, respectively, we owed approximately $8,000 and $116,000 in connection with coding and smart-app development costs incurred, consulting services due and owing. We have not entered into any formal agreements, written or oral, with any vendors or other providers for payment of services or expenses. There are no other significant liabilities as of January 31, 2017. Based on the foregoing we exist month to month primarily on the ability of our founder to negotiate either the delay of or payment plans to be put in place with respect to our expenses. Our current use of funds in operations is $5,000 to $6,000 per month, with a deferral of $7,000 to $8,000 per month for certain other expenses related to our software developers and other.

As of April 30, 2016 and January 31, 2017, we owed $1,062 and $37,162 in connection with interest-free demand loans from unrelated parties, respectively. The proceeds of which were used for basic working capital purposes.

As of April 30, 2016 and January 31, 2017, we owed $7,200 and $79,100, respectively to our ‘as needed’ basis coding and smart-app development firm and other consultants. The coding and smart-app development firm and/or consultants do not currently perform their function or services pursuant to any formal agreements with the Company. The coding and smart-app development firm has been working with us on a deferral basis to this point and we expect to continue in this fashion until we have sufficient financing. We do not foresee any time in the near future to enter into any formal agreements with our vendors.

Recently Issued Accounting Pronouncements

In June of 2014 the FASB issued Accounting Standards Update (“ASU”) ASU 2014-10, Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation (ASU 2014-10). Amendments in ASU 2014-10 remove the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company adopted the provisions of ASU 2014-10.

In August, 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to continue as a Going Concern. The standard is intended to define management's responsibility to decide whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective for the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on our financial statements. Management's evaluations regarding the events and conditions that raise substantial doubt regarding the Company's ability to continue as a going concern have been disclosed in Note 3 below.

In January 2015, the FASB issued ASU 2015-01 Income Statement - Extraordinary and Unusual Items (Subtopic 225-20) Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. This update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement-Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. This accounting standard requires deferred tax assets and liabilities, along with related valuation allowances, to be classified as noncurrent on the balance sheet. As a result, each tax jurisdiction will now only have one net noncurrent deferred tax asset or liability. The new guidance does not change the existing requirement that prohibits offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The standard is effective for annual reporting periods beginning after December 15, 2016, and related interim periods. Early adoption is permitted. The Company is currently evaluating the impact of the provisions of this standard.

In February 2016, the FASB issued ASU 2016-02, Leases. This accounting standard requires lessees to recognize assets and liabilities related to lease arrangements longer than 12 months on the balance sheet. This standard also requires additional disclosures by lessees and contains targeted changes to accounting by lessors. The updated guidance is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of the provisions of this standard.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on our present or future financial statements.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not expect a seasonal impact on our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

We were incorporated under the laws of the State of Nevada on April 28, 2016, at which time it acquired the business plan and other industry materials from Mr. Ludington, our founder. As of June 1, 2017, we had two employees, including our founder. For calendar year 2017, Mr. Ludington will continue to devote at least twenty (20) hours a week to us but he may increase the number of hours as he deems necessary.

The Company issued 11,000,000 shares of its common stock to Mr. Ludington at inception in exchange for organizational services provided upon incorporation. Following our formation, we issued an additional 4,000,000 shares of our common stock to Mr. Ludington, in exchange for a comprehensive business plan, coding and smart-app development costs and other related industry materials that he developed. See also “Certain Relationships and Related Transactions.”

We are a development stage company and have no specific financial resources. We have not established or attempted to establish a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain a going concern. We are in the early stages of executing our business plan. We still have a significant amount of work that needs to be completed and funds that need to be raised in order to compete within this sophisticated marketplace. To date, we have not developed any finished products or services and cannot predict when a finished product or services will be developed or externally acquired. We believe that we have an advantage with our founder and his industry relationships and the solicitation of their help with growing our business model.

As of January 31, 2017, we had limited assets which consisted cash and cash equivalents of $1,098, prepaid expenses of $6,500, deferred offering costs of $23,500 and of course intangible assets of $4,000, net of accumulated amortization expense of $3,000. In order to fund the development of our business and our working capital needs for the next 12 months, we intend to attempt to secure funding from the sale of common stock, from stockholder or non-related party loans, or from funding provided by strategic joint ventures or partners. Furthermore in order to be able to implement the foregoing plan of operations, we anticipate that we will need to secure financing between $200,000 and $300,000 in the coming 12 to 18 months if we are able to successfully complete our Offering. If we are unsuccessful in raising additional financing, we will not be able to proceed with execution of our business plan.

Based on the nature of our business, we anticipate incurring operating losses into the foreseeable future. Because we currently do not have any finished software products or services and our resources are limited, we cannot predict if and when we will generate revenues and whether we will become a viable business. Accordingly, due to our lack of assets, operations and present inability to generate revenues, our auditors have stated in their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Business

There is no way of accurately predicting when product development will progress to the point of generating any revenue. The timing of development is a function of having sufficient working capital. There is no way of knowing when or if we will be able to raise the funds necessary. If we do, services could be ready in six to nine months following when the necessary funds have been secured. If we do not raise sufficient financing, revenue producing activities of any kind will most likely not commence for at least 18 months, if ever.

We are building an LTL service management company that we believe will provide comprehensive LTL management solutions for the freight delivery business. We are developing a proprietary LTL service application and control platform that will provide an Uber/Lyft transformation to the logistics industry from the ground up. We believe our software functionality, when fully developed, will provide scalability to the user by enabling them to launch a smartphone app or internet based service tool that provides on-demand service to logistics consumers (shippers). Both will connect willing shippers to logistics providers (commercial truck drivers or long haul drivers). Our mobile app will allow shippers to connect with truck drivers in the same way that San Diegans can find a ride home that is an alternative to a cab ride. Based on capacity demands, shippers can find the driver that is best suited to their freight demands for a pre-determined price. This is the freight solution way. Our application will allow you to move full or less than truckload freight with an easy tap of your finger. To capture these opportunities, we must identify significant cost savings and define an economic return for the logistics consumer. Our intended software we believe will become a building block in the design, development, and the arrangement of LTL management services for SMB’s and large multinational organizations.

Our intended software and services will outline a three-step method for providing shippers with what we believe to be a comprehensive approach providing a smartphone and web-based application for logistics providers focusing on the less-than-truckload (LTL) services offered, utilizing an Uber-type product allowing truck drivers to enhance and optimize their assets (their long haul equipment), through sophisticated analysis and algorithms. Shippers will be able to augment their usual fleet of logistic providers when capacity demands exceed their typical network. The trucker or logistics provider will be able to respond directly to the shippers needs and pick up additional loads that would a LTL truck to FTL specs. These extra loads fill a truck that otherwise remains empty, or bobtailing it. We believe this approach is required for proper logistics decisions to be made, and will help us in creating long-lasting customer relationships with both shippers and truck drivers.

Our business operations will be comprised of two segments: a) software application packaging (Apple (“iOs” and android (“APK”) based, as well as standardized web based formats) that’ are easily installed, sophisticated and robust enough to handle massive data volume; and b) software integration services for commercial shipping market, enabling both users and providers to maximize their efforts. Our software division works with the assistance of an established coding and smart-app development firm. We developed our initial LTL and logistics management software framework primarily through the efforts of our founder, and the efforts of a coding and smart-app development firm with which the Company works on an as “needed basis.” We have not had any material discussions regarding the acquisition of software for services products, nor do we have any agreements (written or oral) in place in order to do so. The software framework and design has been developed, but no software application distributor or reseller relationship has been formalized; the Company intends to seek help from outside sales representatives and marketing consultants to develop a professional sales and marketing strategy to capitalize on our technologies. With further financing we intend to create and staff an in-house coding and smart-app development group, which we believe may develop new versions of the applications and/or services, of a similar nature to business development in LTL management service solutions. The Company continues to work on the development of its LTL management service solutions services through the management and industry knowledge skills of its founder, and Chief Executive Officer, as well as through a coding and smart-app development firm which has been working with us on an as needed basis and as our budget allows.

To date, no saleable product or service has been developed through these efforts. The services segment of our operations we will seek to staff with a team with the skills necessary in technology and logistics management service. Contract sizes may vary. While we cannot estimate the size of contracts, availability of contracts are solely based on the industry observations. None of these observations are based on any formal study. Initially our clients (or shippers) we believe may come from referrals, or business relationships that our founder, and Chief Executive Officer has or through general marketing in the industry. We cannot predict when those referrals will occur, or if at all, through Mr. Ludington or others.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our LTL service management products and services to meet our obligations on a timely basis. The Company has not yet acquired or internally fully developed any of these intended services. We may not be able to acquire or internally develop any services in the future because of a lack of available funds or financing to do so. In order for us to develop or acquire any services, we must be able to secure the necessary financing, beyond just the proceeds of this Offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $300,000. We have no established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder providing substantially all of the work on his own without any cash compensation. This methodology would result in our development stage extending for at least two to three years. We however believe that our services division (once developed, if at all) may begin to generate revenues earlier than the software division (once developed, if at all). If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Industry Overview

Based on industry reports, nearly 70 percent of all freight moved in the United States travels by truck. It is believed by most that without trucks and driver, the U.S. economy would come to a screeching halt. Despite the importance of the industry progress has been slow to move freight easily and with electronic assistance due to the fragmentation of the industry. The fragmentation requires tens of thousands of small operators requiring intermediaries to transact business with shippers. These intermediaries (brokers) typically rely on the telephone to engage the two parties. This is definitely not the most efficient or cost-effective means of moving freight in the age of on-demand commerce.

There are a number of mobile application operators entering into the shipping/logistics paradigm. These mobile application operators believe by replacing the traditional middleman linking truckers to shippers and vice versa, the developing applications are shaping up to be transformative to the industry. This is believed to be the direction the industry is heading, such as Uber was for the taxi business. These mobile application operators believe by leveraging the Uber-like similarities transporting freight can be as easy as moving people were. Algorithms which are central them to Uber and its transformation of the taxi business, these very same mathematical calculations using sophisticated software code can fill the needs between the shipper and trucker. Matching the two electronically through the Internet-of-things, while providing financial logistics, along with billing and payment, all handled by the application.

We believe that the large LTL management market and the geographically fragmented service provider landscape will seek to utilize sophisticated LTL service management systems to solve market barriers. This industry transformation will accelerate shipping, reduce costs, and remove the middleman using a sophisticated algorithm all in a smart-phone, which presents a unique opportunity for the Company.

Competitive Focus

We believe the following will assist us in capitalizing on expected growth in the commercial LTL management market: (1) Scalability. We believe our LTL service management system will be a scalable solution, designed to serve the underserved, fragmented LTL management market. (2) Comprehensive Solution. We believe that our intended product will provide both shipper and trucker the ability to connect and schedule transport at a competitive price, based on distance, weight size and several other customary variables. (3) Analytical Expertise. Our founder and his network of personal contacts have an extensive LTL service management experience which we will seek to capitalize on the combined expertise. (4) Speed of Implementation. We believe that a fully-developed LTL service management system will be quickly implemented, providing additional insight into the usage of the shippers’ assets.

Growth Strategy

Key elements of our growth strategy shall include: (1) Core Product Enhancement. We plan to enhance core product user interface and functionality with new features and offerings as soon as reasonably practicable. (2) Focus on Markets. We intend to grow our market by: (a) securing contracts in local and national markets, (b) entering new commercial markets, (c) leveraging development opportunities, and (d) adding focused LTL logistics management solutions to our portfolio. (3) Acquire Complementary Businesses. We plan to acquire businesses that complement and expand our intended LTL management information services, technology, customer base and geographic coverage. (4) Align with Logistics Operators. We believe establishing relationships with small to medium size operators will enable us to reach and attract a broader customer base. (5) Strategic Alliances. We plan to team with other industry businesses that have complementary features to our LTL service management system, when fully developed, reducing development cost and opening doors to other shippers and truckers. (6) National Expansion. We intend to expand nationally through partnerships and alliances, moving beyond our initial geographic focus.

Business Objective

The Company's objective is to become a preferred provider of LTL service management solutions and other related services for small to medium sized business entities in Southwestern region of the US. The Company is pursuing the following strategy to achieve this objective: (1) Enhance Technical Expertise. We will seek to enhance our technical expertise by hiring and training of information technology personnel with industry experience. (2) Create a Geographic Presence. We will seek to create a geographically optimized reputation and market our intended LTL management information services. (3) Quality, Service and Support. Our employees and selected tech professionals will follow documented and standardized methodologies to ensure that we provide a consistent approach to projects, thereby fostering uniform quality and cost-efficient solutions for the end-users. (4) Customer Base. Our intended products and services will most likely permit interaction with diverse points of contact decision makers. (5) Alliances with Industry Leaders. We expect to create key alliances and relationships with freight delivery business vendors, and service providers. We will pursue key alliances and relationships in order to expand our offerings and remain current with the advances in the logistics industry as well as information management technology. (6) Multiple Sales Channels. We believe that we can attract a direct sales force that will focus exclusively on our intended LTL service management product and services.

This prospectus includes limited market and industry data and forecasts that we obtained from our own research, publicly available information, industry periodicals and surveys. Industry publications and surveys generally state that the information contained herein has been obtained from sources deemed reliable. While we have not been able to verify such information to the extent that we deem qualified in its entirety we have determined based on our knowledge to be sufficient and accurate for presentation. Unless otherwise noted, statements as to market position as related to market competitors these are all approximated. Industry and market data could be proven wrong because of the method by which sources obtained their data and because information cannot always be verified with certainty due to limits on availability and reliability of raw data, the voluntary nature of the data gathering process, limitations and other uncertainties. We do not know all or tested all of these assumptions regarding general economic conditions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.”

Competition

A series of startups and old-line trucking businesses are vying to be the Uber of trucking. The focus is simple: leveraging truck drivers’ smartphones to quickly connect them with nearby businesses to ship goods. Startups are aiming to reinvent the fragmented U.S. freight delivery business. The freight delivery business has long relied on third-party brokers, who are basically travel agents for trucking. These trucking travel agents connect truckers with customers. And we all know what happened to the travel agent industry: competition, consolidation, cost savings, and change.

A surge in investing during 2015 into tech startups focused on longer-haul freight. What is described as the “final mile” type solutions for moving freight attracted new investment in select companies. These companies include: Transfix, iContainers, Freightera and CargoX, all four of which commenced operations in July 2016; Haven, started in May 2016; Fleet, which started in April 2016; Convoy, which started in March 2016; Freightos and Cargo Chief, both started in September 2015; Flexport, which started in August 2015; and Cargomatic, Fourkites, and Truckerpath, all of which commenced operations in early 2015. Most of the above-referenced companies are well-funded, some with “big league” name investors with significant pull and name recognition.

There are readymade solutions for transportation industry that are more expansive than what we plan to offer. Our solution will compete with many of these alternative solutions by offering a cost-effective quality focused LTL services management solution in an already crowded transportation field. These transportation execution marketplace solutions allow shippers to tender to (contract with) carriers, then book and pay for the shipment with ease. Well-established freight marketplace participants dominate the market in ocean and international shipping. We believe that when it comes to the local marketplace we will be able to compete on quality and price. We are not an all-encompassing solution, we are a core focused product, with an eye on parcel and rail. We believe that with price discovery, a sensitive requirement for buyers of services, combined with reputable carrier confirmation, and load optimization that we will have a captive consumer. Optimization along with reputable carrier confirmation will allow loads to be cleverly combined so that freight travels via lower cost modes on the most efficient route possible, with on-time arrival to boot.

Intellectual Property

We have no patents or trademarks that have been applied for or granted.

Government Regulation and Industry Standards

There are an increasing number of laws and regulations in the United States and abroad pertaining to communications and commerce on the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local as well as foreign governments. Laws or regulations may be adopted with respect to the Internet relating to actual and perceived liability for information retrieved from or transmitted over the Internet, user privacy, taxation and the quality of services.

Moreover, the application of existing laws, governing issues, such as intellectual property ownership and infringement, pornography, obscenity, libel, gaming, employment and personal privacy is most uncertain and constantly developing. Any such legislation or regulation, or the application, interpretation of existing laws, may decrease the overall growth in the use of the Internet, preventing us from delivering content in different parts of the world and may increase our costs of goods sold, and otherwise affect our business operations. Furthermore, legislation regulating online content could limit the growth in use of the Internet generally and decrease the overwhelming acceptance of the Internet as an advertising and e-commerce medium.

Websites typically place identifying data, or cookies, on a user's hard drive without the user's knowledge or consent. We and many other Internet companies will use cookies for a variety of different reasons, including the collection of data derived from the user's Internet activity. Any reduction or limitation in the use of cookies could limit the effectiveness of our sales and marketing efforts. Most currently available browsers allow users to remove cookies at any time or to prevent cookies from being stored on their hard drive.

Some privacy advocates and governmental bodies have suggested limiting or eliminating the use of cookies. In addition, the European Union and many countries within the EU have adopted privacy directives or laws that strictly regulate the collection and use of information regarding Internet users that is identifiable to particular individuals. Privacy legislation has been proposed in the US as well, and the US Federal Trade Commission has taken action against website operators that do not comply with state privacy policies. These and other governmental efforts may limit our ability to target advertising or collect and use information regarding the use of our websites. Fears relating to a lack of privacy could also result in a reduction in the number of users and subscribers which could harm our business and financial results.

Our intended customers and end users are, on the other hand, burdened with government regulation and standards that make it difficult to operate. Our customer operations are regulated and licensed by various government agencies in the US. Their drivers must comply with the safety and fitness regulations of the DOT, including those relating to drug- and alcohol-testing and hours-of-service. Weight and equipment dimensions also are subject to government regulations. They also may become subject to new or more restrictive regulations relating to fuel emissions, drivers' hours-of-service, driver eligibility requirements, on-board reporting of operations, ergonomics and other matters affecting safety or operating methods. Other agencies, such as the Environmental Protection Agency, or EPA, and the Department of Homeland Security, also regulate their equipment, operations and drivers and may affect us to our own detriment.

The DOT, through FMCSA, imposes safety and fitness regulations on our intended customers and their drivers. In December 2011, FMCSA released its final rule on hours-of-service, which retained the current 11-hour daily driving time limit, reduced the maximum number of hours a driver can work within a week from 82 hours to 70 hours and expanded the 34-hour restart provision to require any restart period to include two consecutive nighttime periods from 1:00 a.m. to 5:00 a.m. Additionally, the final rule limits the number of consecutive driving hours a driver can work to eight hours before requiring the driver to take a 30-minute break. Interstate motor carriers and drivers were required to comply with the final hours-of-service rule by July 1, 2013.

In 2010, FMCSA introduced a new enforcement and compliance model that ranks both fleets and individual drivers on seven categories of safety-related data and will eventually replace the current Safety Status measurement system, or SafeStat. The seven categories of safety-related data, known as Behavioral Analysis Safety Improvement Categories, or BASICs, include Unsafe Driving, Hours-of-Service, Driver Fitness, Controlled Substances and Alcohol, Vehicle Maintenance, Cargo-Related and Crash Indicator. In 2012, CSA modified several BASICs categories by moving certain violations previously classified within the Cargo-Related category to the Vehicle Maintenance category and simultaneously renamed the Cargo-Related category to the Hazardous Materials Compliance category, which identifies hazardous material related safety and compliance problems. The new measurements expand the current methodology for determining a carrier's DOT safety rating. Certain BASICs information has been published and made available to carriers and the public. Based on these publicly disclosed results, rankings score may be acceptable for some and unacceptable for others’ scores are preliminary and are subject to change by FMCSA. Although certain BASICs information has been made available to carriers and the public, the SafeStat measurement system remains in effect. FMCSA is considering additional revisions to the rating system and the safety labels assigned to motor carriers evaluated by the DOT. Under a revised rating system, our intended customers safety rating could be evaluated more regularly and reflect a more in-depth assessment of safety-based violations and effect their ability to attract business despite timeliness and price.

On July 6, 2012, the then President of the United States signed into law MAP21. Included in MAP21 is a provision that mandates electronic logging devices in commercial motor vehicles. The provision tasks the Secretary of Transportation with issuing regulations to require the use of electronic logging devices for the purpose of recording hours-of-service in commercial motor vehicles. During 2012, FMCSA published a Supplemental Notice of Proposed Rulemaking announcing its plan to proceed with the Electronic On-Board Recorders and Hours of Service Supporting Documents rulemaking. Most of our intended customers we believe will have already installed in-cab communication systems in their tractors, which include electronic logging devices, in conjunction with efforts to improve efficiency and communications with their drivers and possible integration with our intended software product.

In the aftermath of the September 11, 2001 terrorist attacks, federal, state and municipal authorities implemented and continue to implement various security measures on large trucks, including checkpoints and travel restrictions. The Transportation Security Administration, or TSA, has adopted regulations that require a determination by the TSA that each driver who applies for or renews his or her license for carrying hazardous materials is not a security threat.

Our intended customers are subject to various environmental laws and regulations dealing with the hauling and handling of hazardous materials, fuel storage tanks, emissions from their vehicles, engine-idling, discharge and other environmental matters that involve inherent environmental risks. Our intended customers we believe will have instituted programs to monitor and mitigate environmental risks and maintain compliance with applicable environmental laws. As part of their safety and risk management program, they should periodically perform internal environmental reviews which may be a factor that will be included in our software.

The EPA adopted emissions control regulations that require progressive reductions in exhaust emissions from diesel engines manufactured on or after October 1, 2002. More stringent reductions became effective on January 1, 2007 for engines manufactured on or after that date, and further reductions became effective on January 1, 2010. Compliance with the regulations has increased the cost of customer new tractors and operating expenses while reducing fuel economy. In October 2010, the DOT's National Highway Traffic Safety Administration, or NHTSA, and the EPA proposed regulations that regulate fuel efficiency and greenhouse gas emissions. On November 14, 2011, the NHTSA and the EPA finalized regulations that regulate fuel efficiency and greenhouse gas emissions beginning in 2014 through 2018. In the state of California, the California Air Resources Board has adopted its own regulations, including requiring new performance requirements for diesel trucks, with targets to be met between 2011 and 2023, implementing its own trailer regulations, which require all 53-foot or longer box-type trailers (dry vans and refrigerated vans) that operate at least some of the time in California (no matter where they are registered) to meet specific aerodynamic efficiency requirements when operating in California and requiring operators to register California-based refrigerated trailers with the California Air Resources Board. Additionally, beginning January 1, 2010, all 2011 model year and newer 53-foot or longer box-type trailers subject to the California regulations were required to be either SmartWay certified or equipped with low rolling resistance tires and retrofitted with SmartWay-approved, aerodynamic technologies. Beginning December 31, 2012, pre-2011 model year 53-foot or longer box-type trailers (with the exception of certain 2003 to 2008 refrigerated van trailers) must meet the same requirements as 2011 model year and newer trailers or have prepared and submitted a compliance plan, based on fleet size, that allows them to phase in their compliance over time. Compliance requirements for 2003 to 2008 refrigerated van trailers will be phased in between 2017 and 2019. Federal and state lawmakers also have proposed potential limits on carbon emissions under a variety of climate-change proposals, including certain states and municipalities which continue to restrict the locations and amount of time where diesel-powered tractors, may idle, in order to reduce exhaust emissions. Since a significant portion of our future customer base will operate or reside in California, these regulations will have a significant effect.

In addition, increasing efforts to control emissions of greenhouse gases are likely to have an impact on our intended customers and us. The EPA has announced a finding relating to greenhouse gas emissions that may result in promulgation of greenhouse gas air quality standards. Federal and state lawmakers are also considering a variety of climate-change proposals. New greenhouse gas regulations could increase the cost of new tractors, impair productivity and increase operating expenses to our potential customers and affect our business in a negative manner.

Tax and other regulatory authorities have, in the past, sought to assert that independent contractor drivers in the trucking business are employees rather than independent contractors. Federal legislators have introduced legislation in the past to make it easier for tax and other authorities to reclassify independent contractor drivers as employees, including legislation to increase recordkeeping requirements for those using independent contractor drivers and to heighten the penalties of employers who misclassify their employees and are found to have violated employees' overtime and/or wage requirements. Additionally, federal legislators have sought to abolish the current safe harbor allowing taxpayers meeting certain criteria to treat individuals as independent contractors if they are following a long-standing, recognized practice. If customers, specifically truck drivers with single tractor operations are determined to be employees, they would incur additional exposure under federal and state tax, workers' compensation, unemployment benefits, labor, employment and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholding affecting our business overall.

Employees

As of June 1, 2017, we had two employees, including our founder, Mr. Ludington. During the remainder of calendar year 2017 (dependent on our financing and available working capital), Mr. Ludington will devote at least 20 hours a week to us and he may increase the number of hours as he deems necessary. Mr. Ludington is able to devote this time to our Company as he is not limited or restricted from being involved with us by his current employer. Mr. Ludington has no formal services agreement with the Company. At some future date we may be limited in seeking the employment of others to assist in the execution and furtherance of the business plan. Our founder has committed to provide us with all administrative and planning work, as well as to perform our basic coding for software and initial marketing efforts on his own. He expects to do this without any cash compensation while he seeks sources of funding for the Company and our business plan.

Management believes that Mr. Ludington has been fully compensated through the issuance of common stock or equity in the Company, and he will forego any cash payment for his services now or into the future. Mr. Ludington believes this in the best interest of the Company and for any prospective investor who may invest in the Offering. We currently work with an independent software development firm, which has been utilized on an “as needed” basis, and we may in the future use other independent contractors, consultants, and other software development firms to assist in many aspects of our business on an “as needed” or per project basis pending adequate financial resources being available or their ability to defer payment for their services.

Property

Our office and mailing address is 8506 Strong Avenue, Orangevale, California 95662. This space is provided to us by Mr. Ludington. Mr. Ludington incurs no incremental costs as a result of our using the space. Therefore, he does not charge for its use. There is no written lease agreement between the Company and Mr. Ludington.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Shane Ludington	41

Founder, President, Chief Executive Officer (CEO), principal executive officer, treasurer, Chairman of the Board of Directors, Chief Financial Officer (CFO, principal financial officer and principal accounting officer

Shane Ludington founded the Company in April 2016. Mr. Ludington currently serves as our President, Chief Executive Officer and Chairman of the Board. Mr. Ludington is currently employed by Ludington Capital Management (“LCM”) through which he provides logistics services as well as merchant processing, insurance and loan origination services. LCM is a family-owned business that is managed by Mr. Ludington and staffed and capitalized by various family members. LCM was formed in July 2014 and operates primarily in California, Nevada and Arizona and is based in Orangevale, California. From June 2012 through June 2014, Mr. Ludington worked with Peoples Bank in Scottsdale as a business development branch manager and with Sun Capital Marketing in Phoenix from 2009 through June 2014 as a senior mortgage consultant and business development manager. Mr. Ludington held a senior position with Tobacco One, Inc., a formerly publicly-trading and reporting company, from May 2006 through November 2008. Mr. Ludington graduated from Southern California State University of Long Beach with a Bachelor’s of Science degree in Business Finance.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officers and directors in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and one director (both of whom are the same person), and will seek to add additional officers and directors as and when the proper personnel are identified and terms of employment are mutually negotiated and agreed, particularly when we have sufficient capital resources and cash flow to make such offers.

In an effort to resolve potential conflicts of interest, we entered into a written agreement with Mr. Ludington specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to him of such business opportunities by management or consultants associated with other entities) would be presented by him solely to us.

We cannot provide assurance that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

Upon incorporation we adopted a written code of ethics applicable to our board of directors, officers and employees in accordance with applicable securities laws. Our board of directors shall oversee compliance with the code of ethics as it relates to the Company through an officer designated by the board of directors. Employees are required to report known and suspected breaches of our code of ethics to an appropriate supervisor, or in the case of officers and directors, to a senior officer designated by our board of directors. Our code of ethics is designed to deter wrongdoing and to promote:

•

honest and ethical conduct;

•

full, fair, accurate, timely and understandable disclosure in reports and documents that we will file with securities regulators and in our other public communications;

•

compliance with applicable laws, rules and regulations, including insider trading compliance; and

•

accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this prospectus is a part.

Board of Directors

All directors will hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our current directors’ term of office expires on April 30, 2018. All officers are appointed annually by the board of directors subject to existing employment agreements and serve at the discretion of the board. Currently, our director receive no compensation for his role as a director as he receives sufficient compensation for his role as an officer. Mr. Ludington on April 28, 2017 was appointed to serve for another term.

As long as we have no additional directors besides our founder, president, chief executive officer, and Chairman, all votes on issues are resolved in favor of the Chairman’s vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of FSI:

1.

had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

i.

acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

engaging in any type of business practice; or

iii.

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.

found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the FSI board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by FSI for any expenses incurred in attending directors' meetings provided that FSI has the resources to pay these fees. FSI will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from April 28, 2016 (inception) to April 30, 2016, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Shane Ludington	2016	11,000(2)	-	-	-	-	-	-	11,000(1)
CEO, CFO and
Director

The Company does not have a formal employment arrangement with Mr. Ludington for management services. There is no agreement in place, however the Company may pursue a formal employment arrangement in the future to ensure the retention of Mr. Ludington. Mr. Ludington would make all decisions determining the amount and timing of payment of his compensation, if any, which would be subject to us being able to meet our financial obligations.

(1)

Mr. Ludington upon inception (April 28, 2016) received 11,000,000 shares of common stock of the Company in exchange for organizational services which were valued at $11,000. The Company does not intend to issue additional shares to Mr. Ludington for services as an officer under his employment agreement or as a director for the foreseeable future.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended April 30, 2016. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units, if any, held by our named executive officers vested during the period ended April 30, 2016. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of April 30, 2016 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants.

PRINCIPAL SHAREHOLDERS

As of June 1, 2017 we had 15,000,000 shares of common stock outstanding which is held by one shareholder. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of June 1, 2017; of all directors and executive officers of FSI; and of our directors and officers as a group.

	Name, Title and Address of Beneficial	Amount of Beneficial	Percent of Class
Title Of Class	Owner of Shares(a)	Ownership(b)	Before Offering	After Offering(d)
Common	Shane Ludington (c)	15,000,000	100.00%	68.18%

	All Directors and Officers as a group (1 person)	15,000,000	100.00%	68.18%

(a)

The address for purposes of this table is the Company’s address which is 8506 Strong Avenue, Orangevale, California 95662.

(b)

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c)

Mr. Ludington received 4,000,000 shares for selling a comprehensive business plan, along with software code and other detailed information materials, which includes critical industry data to the Company on April 29, 2016.

(d)

Assumes the sale of the maximum amount of this Offering (7,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after this Offering would be 22,000,000 based upon such assumption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only promoters of FSI would be Mr. Ludington, founder, and Chief Executive Officer, and Chief Financial Officer.

Our office and mailing address is 8506 Strong Avenue, Orangevale, California 95662. The space is provided to us by Mr. Ludington. Mr. Ludington incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

The Company issued 11,000,000 shares of its common stock to its founder, and Chief Executive Officer, Mr. Ludington, and chief financial officer in exchange for organizational services provided upon incorporation. These services were valued at $11,000.

Mr. Ludington developed our business plan and foundation for the coding and smart-app development that we continue to improve upon. Mr. Ludington received 4,000,000 shares of our common stock for selling the comprehensive business plan, software coding developed at the time and various other industry related materials to us. The value of the intangible assets we purchased was $4,000 which approximates the cost incurred by Mr. Ludington.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada on April 28, 2016. FSI is authorized to issue 100,000,000 shares of common stock and 25,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 25,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or were outstanding as of January 31, 2017. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 25,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock. There are 15,000,000 shares of our common stock issued and outstanding at June 1, 2017 that are held by one shareholder. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock (or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks (which they currently are and probably will be for the foreseeable future). Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes (“NRS” or “Nevada law”). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and shippers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see NRS 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the Financial Industry Regulatory Authority (“FINRA”), or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

i.

the articles of incorporation, and all amendments thereto,

ii.

bylaws and all amendments thereto; and

iii.

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days after the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the “EDGAR” database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An “acquiring person” means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. “Controlling interest” means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. “Control shares” means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.

Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an “interested shareholder.” As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are not registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon the effectiveness of this registration statement on Form S-1 we will be subject to these statutes.

These provisions of Nevada law prohibit us from engaging in any “combination” with an interested stockholder for three years after the interested stockholder acquired the shares that cause him/her to become an interested shareholder, unless he had prior approval of our board of directors. The term “combination” is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, a “resident domestic corporation” means a Nevada corporation that has 200 or more shareholders. An “interested stockholder” is defined in NSR 78.423 as someone who is either:

•

the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

•

our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121. Its telephone number is (801) 274-1088.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. While no market maker has been formerly approached to file an application with FINRA on our behalf, we will need to identify a market maker in order to do the following. We will need that market maker to file that application in order to be able to quote our shares of common stock on the OTCBB maintained by FINRA. A market maker may only file this application upon the effectiveness of our registration statement and the closing of our Offering. There can be no assurance that a market maker’s application, when filed, will be accepted by FINRA nor can we estimate as to how much time this application will require. In the absence of quotation or listing, no market will be available for investors in our common stock in order to sell their shares. Furthermore we cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading on any market.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This Offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Ludington, our founder and the Chief Executive Officer of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Ludington. The intended methods of communication include, without limitation, telephone calls, email and personal contacts. Through his endeavors to sell this Offering, Mr. Ludington will not use any mass advertising methods such as the internet or print media.

Funds received in connection with the sale of our securities will be deposited immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Mr. Ludington will not receive commissions for any sales originated on our behalf. We believe that Mr. Ludington is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Ludington:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.

Is not an associated person of a broker or dealer; and

c.

Meets the conditions of the following:

i.

Primarily performs, or is intended primarily to perform at the end of this Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

No officers or directors of the Company may purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker-dealer participating in this Offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where this Offering will be sold.

The proceeds from the sale of the shares in this Offering will be payable to Krueger LLP – Attorney-Client Trust Account (“Escrow Account”), and will be deposited in a noninterest-bearing bank account until the subscription agreements are accepted or rejected by the Company. Failure to do so by the Company will result in checks being returned to the investor who submitted their check. No interest will be paid to any shareholder, investor or the Company. All subscription agreements and checks are irrevocable (except as to any state that requires a statutory cooling-off period or rescission right). All subscription funds will be held in the Escrow Account pending the acceptance of or the rejection of the subscription agreement by the management of FSI. Funds will be released to the Company, upon written acceptance of the subscription agreement by the Company, and the funds have cleared the Escrow Account held by the Escrow Agent. This will occur regularly, usually within five (5) business days, until the maximum Offering amount has been subscribed to. Thereafter, the escrow agreement shall terminate.

Investors can purchase common stock in this Offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in U.S. currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement established by the Company. All subscription agreements and checks are irrevocable (except as to any state that requires a statutory cooling-off period or rescission right). The Company expressly reserves the right to either accept or reject any subscription, for any reason. Any subscription rejected will have the subscribed-to funds returned to the subscriber within five business days of the rejection date by the Company. Furthermore, once a subscription agreement is accepted by the Company, it will be executed without any reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchaser of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents, if any.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (if and when quoting thereon has occurred). As a result, a purchaser of our securities may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed or traded on a floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through telephonic and Internet services connecting dealers in the orderly trading of securities or “stocks.” OTCBB stocks are traditionally smaller companies that do not meet the financial and listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf. While no market maker has been formerly approached to file an application with FINRA on our behalf, we will need to identify a market maker in order to do the following. We will need that market maker to file that application in order to be able to quote our shares of common stock on the OTCBB maintained by FINRA. A market maker may only file this application upon the effectiveness of our registration statement and the closing of our Offering. There can be no assurance that a market maker’s application, when filed, will be accepted by FINRA nor can we estimate as to how much time this application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files an application, and is therefore obligated to comply with keeping accurate and timely information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of an issuer assuming all of FINRA’s questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our common stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB, in general, is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors usually must contact a broker-dealer to trade OTCBB securities. Investors for the most part do not have direct access to the bulletin board service, even with some trading services that investors have available to them. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are sometimes conducted manually within the broker-dealer network. Because there are limited automated systems for negotiating trades on some OTCBB securities, they are sometimes conducted via telephone or other antiquated services. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established shippers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their shippers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Freight Solution with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell company” at the time of application.

Thirty three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ securities statutes, which means that unless you are an “underwriter” or “dealer,” you may have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this Offering. Four states do impose a filing requirement on the Company: those states are Michigan, New Hampshire, Texas and Vermont. A security is a covered security with respect to the offer or sale of the security to qualified purchasers, as defined by the Commission by rule. In prescribing such rule, the Commission may define the term “qualified purchaser” differently with respect to different categories of securities, consistent with the public interest and the protection of investors. The Company may, at its own cost, make the required notice filings in those states immediately after filing a Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which may require our shares to be qualified before they can be resold by shareholders or prospective investors.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Krueger LLP, La Jolla, California.

EXPERTS

The financial statements of FSI for the period April 28, 2016 (inception) to April 30, 2016 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of PLS CPA, A PROFESSIONAL CORP., San Diego, California given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The information for the interim period ended January 31, 2017 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this Offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this Offering, please refer to our registration statement.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Freight Solution, Inc.

8506 Strong Avenue

Orangevale, California 95662

(916) 600-5773

FREIGHT SOLUTION, INC.

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

__________________________________________________________________________________________________________________________

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Freight Solution, Inc.

We have audited the accompanying balance sheet of Freight Solution, Inc (the “Company”) as of April 30, 2016 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from April 28, 2016 (date of inception) through April 30, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freight Solution, Inc. as of April 30, 2016, and the result of its operations and its cash flows for the period from April 28, 2016 (date of inception) through April 30, 2016 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

October 7, 2016

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

FREIGHT SOLUTION, INC.

BALANCE SHEETS

April 30, 2016
ASSETS

CURRENT ASSETS:
Prepaid expense	$-
Total Current Assets	-

Property and Equipment, net	-

Intangible Assets, net	4,000

TOTAL ASSETS	$4,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expense	$7,200
Related party loan	-
Nonrelated party loans	1,062
TOTAL LIABILITIES	8,262

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 25,000,000 shares authorized; none issued or outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 15,000,000 shares issued and outstanding at April 30, 2016	15,000
Additional paid in capital	-
Accumulated deficit	(19,262)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(4,262)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$4,000

See notes to financial statements.

FREIGHT SOLUTION, INC.

STATEMENTS OF OPERATIONS

For the period April 28, 2016 (inception) through April 30, 2016
Revenue	$-
Cost of revenue	-
Gross margin	-

Expenses:
Officer compensation	11,000
Development costs – internal use software	4,400
Administrative and other costs	2,837
Amortization expense	-
Organizational expense	1,025
Loss before income tax	19,262

Provision for income tax	-
Net loss	$(19,262)
Basic and diluted loss per share	$(0.00)
Weighted average common shares outstanding - basic and diluted	12,666,667

See notes to financial statements.

FREIGHT SOLUTION, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock	Common Stock Amount	Additional Paid-in-capital	Accumulated Deficit	Total

Balance – April 28, 2016 (inception) shares issued for organizational services – officers compensation	11,000,000	$11,000	$-	$-	$11,000

Shares issued for intangible assets – April 29, 2016	4,000,000	4,000	-	-	4,000

Net loss	-	-	-	(19,262)	(19,262)

Balance – April 30, 2016	15,000,000	$15,000	$-	$(19,262)	$(19,262)

See notes to financial statements.

FREIGHT SOLUTION, INC.

STATEMENTS OF CASH FLOW

For the period April 28, 2016 (inception) through April 30, 2016

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(19,262)
Amortization	-
Shares issued for compensation	11,000
Adjustments to reconcile net loss to cash (used in) operating activities:

Change in prepaid expense	-
Change in accounts payable	7,200
Net Cash (Used in) Operating Activities	(1,062)

CASH FLOW FROM INVESTING ACTIVITIES	-

CASH FLOW FROM FINANCING ACTIVITIES:
Loan from nonrelated parties	1,062
Net Cash Provided by Financing Activities	1,062

CHANGE IN CASH	-
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-
Income taxes	$-

Non-cash investing and financing activities:
Stock issued for acquisition of intangible assets	$4,000

See notes to financial statements.

FREIGHT SOLUTION, INC.

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

History

We were incorporated on April 28, 2016 (date of inception) under the laws of the State of Nevada, as Freight Solution, Inc. The Company acquired the business of its founder Mr. Shane Ludington. (Freight Solution, Inc. and hereinafter be collectively referred to as “FSI”, the “Company”, “we” or “us”).

Our Business

The Company is developing an internet and smartphone app based software product that will match shipments with available drivers. The software as a service will focus on less-than-truckload (“LTL”) services that allows shippers to connect with truck drivers in the same way that city dwellers can find a ride home. This software as a service will allow shippers, based on a pre-negotiated price, to deliver products at an affordable cost and on time to its ultimate destination.

Year end

The Company’s year-end is April 30.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value. There were no cash equivalents as of April 30, 2016, respectively.

Revenue recognition

We recognize revenue when all of the conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the logistics consumer; (3) the amount of fees to be paid by the logistics consumer is fixed or determinable; and (4) the collection of fees or product revenue is probable.

The Company will record revenue when realizable and earned and when product has been shipped to the logistics consumer or our service has been rendered to the logistics consumer.

Advertising costs

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs for the period April 28, 2016 (inception) through April 30, 2016, respectively.

Fair value of financial instruments

We adopted the Financial Accounting Standards Board's (the “FASB”) Accounting Codification Standard No. 820 (“ASC 820”), Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. ASC 820 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 -

Observable inputs such as quoted prices in active markets;

Level 2 -

Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 -

Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with ASC 718-10 and the conclusions reached by the ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by ASC 505-50.

Earnings per share

The Company follows ASC Topic 260 to account for earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expense or benefit is based on the changes in the asset or liability for each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax asset will not be realized, a valuation allowance is required to reduce the deferred tax asset to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income tax in the period of change.

Deferred income tax may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by taxing authorities. As of April 30, 2016 the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. For period April 28, 2016 (inception) through April 30, 2016, respectively, no income tax expense was recorded.

Recent pronouncements

The Company evaluated recent accounting pronouncements through April 30, 2016 and believes that none have a material effect on the Company’s financial statements except for the following.

In June of 2014 the FASB issued Accounting Standards Update (“ASU”) ASU 2014-10, Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation (ASU 2014-10). Amendments in ASU 2014-10 remove the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company adopted the provisions of ASU 2014-10.

In August, 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to continue as a Going Concern. The standard is intended to define management's responsibility to decide whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective for the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on our financial statements. Management's evaluations regarding the events and conditions that raise substantial doubt regarding the Company's ability to continue as a going concern have been disclosed in Note 3 below.

In January 2015, the FASB issued ASU 2015-01 Income Statement - Extraordinary and Unusual Items (Subtopic 225-20) Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. This update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement-Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. This accounting standard requires deferred tax assets and liabilities, along with related valuation allowances, to be classified as noncurrent on the balance sheet. As a result, each tax jurisdiction will now only have one net noncurrent deferred tax asset or liability. The new guidance does not change the existing requirement that prohibits offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The standard is effective for annual reporting periods beginning after December 15, 2016, and related interim periods. Early adoption is permitted. The Company is currently evaluating the impact of the provisions of this standard.

In February 2016, the FASB issued ASU 2016-02, Leases. This accounting standard requires lessees to recognize assets and liabilities related to lease arrangements longer than 12 months on the balance sheet. This standard also requires additional disclosures by lessees and contains targeted changes to accounting by lessors. The updated guidance is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of the provisions of this standard.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is development stage and, accordingly, has not yet generated revenues from operations. Since inception, the Company has been engaged in financing activities and executing its business plan of operations and incurring costs and expenses related to its planned direct public offering. As a result, the Company incurred accumulated net losses for the period ended April 30, 2016 of $19,262. The Company’s development activities since inception have been primarily through debt financing and the deferral of accounts payable and other expense payments.

The Company may raise additional capital (beyond its planned self-directed public offering) through the sale of equity securities, through an offering of debt securities, or through borrowings from financial institutions or related and nonrelated parties. Management believes that its actions post its planned self-directed public offering to obtain additional funding will most likely provide the opportunity for the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving these objectives.

The ability of the Company to continue as a going concern is dependent upon management’s ability to raise capital from the sale of its equity (both its planned self-directed public offering and post that event) and, ultimately, the achievement of operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that may result from this uncertainty.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment.

On April 29, 2016 the Company acquired certain intangible assets from our founder which consisted of a business plan, along with various costs related to the development of internal-use software to be used in its operations. Total value attributable to the intangible assets purchased by the Company was $4,000. Total value represents an amount that is less than the actual cost paid for by our founder. Our founder incurred in excess of $10,000 in expenses over a period of twenty-four months to further develop and refine the Company’s business plan and operations.

Intangible assets includes the following:

April 30, 2016

Intangible assets consisting of certain development costs and purchased software	$4,000
Less: Accumulated amortization	(-)
Net property and equipment	$4,000

The acquired assets were placed in service on April 29th, 2016. We will amortize these assets over a period of twelve (12) months which has been deemed its useful life.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company recorded compensation expense of $11,000 recognized through the issuance of shares of common stock to our founder for organizational services. We recorded this expense during the period April 28, 2016 (inception) through April 30, 2016. Also during this period the Company recorded $4,000 of intangible assets purchased from our founder on April 29, 2016 (see Note 4 - Intangible Assets).

NOTE 6 – NONRELATED PARTY NOTES PAYABLE

For the period ended April 30, 2016, the Company executed a promissory note with a nonrelated party in the amount $1,062. The unsecured note bear interest at 0% per annum and are due and payable upon demand by the holder.

NOTE 7 – INCOME TAXES

At April 30, 2016, the Company had a net operating loss carryforward of $19,262, which begins to expire in 2035.

Components of net deferred tax asset, including a valuation allowance, are as follows at April 30, 2016:

April 30, 2016
Deferred tax asset:
Net operating loss carryforward	$6,742
Total deferred tax asset	6,742
Less: Valuation allowance	(6,742)
Net deferred tax asset	$-

Valuation allowance for deferred tax assets as of April 30, 2016 was 6,742. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not deferred tax assets will not be realized as of April 30, 2016 and recognized a full valuation allowance for the period.

Reconciliation between statutory rate and the effective tax rate for April 30, 2016:

Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 8 – SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 25,000,000 shares of its $0.001 par value preferred stock.

Common stock

On April 28, 2016, the Company issued to its founder, an officer and director of the Company, 11,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for services provided upon organization. The services were valued at $11,000.

On April 29, 2016, the Company issued to its founder 4,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for certain intangible assets (see Note 4 - Intangible Assets). Mr. Shane Ludington, our sole officer and director, incurred more than $10,000 in developing or acquiring the intangible assets for which the Company valued at $4,000.

At April 30, 2016, there were 15,000,000 shares of common stock issued and outstanding.

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of April 30, 2016 through the date the financial statements were available to be issued. Through September 30, 2016 the Company received $22,500 in new loans – nonrelated parties to fund working capital expenses.

FREIGHT SOLUTION, INC.

BALANCE SHEETS

	January 31, 2017	April 30, 2016
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS:

Cash	$1,058	$-
Prepaid expense	6,500	-
Total Current Assets	7,558	-

Intangible Assets, net	1,000	4,000

Deferred Offering Costs	23,500	-

TOTAL ASSETS	$32,058	$4,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expense	$79,100	$7,200
Nonrelated party loans	37,162	1,062
TOTAL LIABILITIES	116,262	8,262

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 15,000,000 shares issued and outstanding at January 31, 2017 and April 30, 2016, respectively	15,000	15,000
Additional paid in capital	-	-
Accumulated deficit	(99,204)	(19,262)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(84,204)	(4,262)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$32,058	$4,000

See notes to financial statements.

FREIGHT SOLUTION, INC.

STATEMENTS OF OPERATIONS

	For the nine months ended January 31, 2017	For the three months ended January 31, 2017
	(unaudited)	(unaudited)
Revenue	$-	$-
Cost of revenue	-	-
Gross margin	-	-

Expenses:
Development costs – internal use software	42,800	14,400
Administrative and other costs	29,142	6,642
Amortization expense	3,000	1,000
Legal and professional fees	5,000	-
Loss before income tax	79,942	22,042

Provision for income tax	-	-
Net loss	$(79,942)	$(22,042)
Basic and diluted loss per share	$(0.01)	$(0.00)
Weighted average common shares outstanding - basic and diluted	15,000,000	15,000,000

See notes to financial statements.

FREIGHT SOLUTION, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock	Common Stock Amount	Additional Paid-in-capital	Accumulated Deficit	Total

Balance – April 28, 2016 (inception) shares issued for organizational services – officers compensation	11,000,000	$11,000	$-	$-	$11,000

Shares issued for intangible assets – April 29, 2016	4,000,000	4,000	-	-	4,000

Net loss	-	-	-	(19,262)	(19,262)

Balance – April 30, 2016 (audited)	15,000,000	15,000	-	(19,262)	(19,262)

Net loss (unaudited)	-	-	-	(79,942)	(79,942)

Balance – January 31, 2017 (unaudited)	15,000,000	$15,000	$-	$(99,204)	$(84,204)

See notes to financial statements.

FREIGHT SOLUTION, INC.

STATEMENTS OF CASH FLOW

For the nine months ended January 31, 2017
(unaudited)

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(79,942)
Amortization	3,000

Adjustments to reconcile net loss to cash (used in) operating activities:
Change in prepaid expense	(6,500)
Change in deferred offering costs	(23,500)
Change in accounts payable	71,900
Net Cash (Used in) Operating Activities	(35,042)

CASH FLOW FROM INVESTING ACTIVITIES	-

CASH FLOW FROM FINANCING ACTIVITIES:
Loans from nonrelated parties	36,100
Net Cash Provided by Financing Activities	36,100

CHANGE IN CASH	1,058
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$1,058

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-
Income taxes	$-

See notes to financial statements.

FREIGHT SOLUTION, INC.

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2017 (UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

History

We were incorporated on April 28, 2016 (date of inception) under the laws of the State of Nevada, as Freight Solution, Inc. The Company acquired the business of its founder Mr. Shane Ludington (Freight Solution, Inc. and hereinafter be collectively referred to as “FSI”, the “Company”, “we” or “us”).

Our Business

The Company is developing an internet and smartphone app based software product that will match shipments with available drivers. The software as a service will focus on less-than-truckload (“LTL”) services that allows shippers to connect with truck drivers in the same way that city dwellers can find a ride home. This software as a service will allow shippers, based on a pre-negotiated price, to deliver products at an affordable cost and on time to its ultimate destination.

Year end

The Company’s year-end is April 30.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim financial statements (January 31, 2017 (unaudited)) and basis of presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of results for a full fiscal year. These financial statements should be read along with the financial statements of the Company for the period ended April 30, 2016 (audited) and notes thereto.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value. There were no cash equivalents as of January 31, 2017 (unaudited) and April 30, 2016 (audited), respectively.

Revenue recognition

We recognize revenue when all of the conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the consumer; (3) the amount of fees to be paid by the consumer is fixed or determinable; and (4) the collection of fees or product revenue is probable.

The Company will record revenue when realizable and earned and when product has been shipped to the consumer or our services have been rendered to the consumer.

Advertising costs

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs for the nine months or three months ended January 31, 2017 (unaudited), respectively.

Fair value of financial instruments

We adopted the Financial Accounting Standards Board's (the “FASB”) Accounting Codification Standard No. 820 (“ASC 820”), Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. ASC 820 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 -

Observable inputs such as quoted prices in active markets;

Level 2 -

Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 -

Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with ASC 718-10 and the conclusions reached by the ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by ASC 505-50.

Earnings per share

The Company follows ASC Topic 260 to account for earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expense or benefit is based on the changes in the asset or liability for each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax asset will not be realized, a valuation allowance is required to reduce the deferred tax asset to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income tax in the period of change.

Deferred income tax may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by taxing authorities. As of April 30, 2016 (audited) and January 31, 2017 (unaudited), the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. For the nine month period and the three month period ended January 31, 2017 (unaudited), respectively, no income tax expense was recorded.

Recent pronouncements

The Company evaluated recent accounting pronouncements through January 31, 2017 and believes that none have a material effect on the Company’s financial statements except for the following.

In June of 2014 the FASB issued Accounting Standards Update (“ASU”) ASU 2014-10, Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation (ASU 2014-10). Amendments in ASU 2014-10 remove the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company adopted the provisions of ASU 2014-10.

In August, 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to continue as a Going Concern. The standard is intended to define management's responsibility to decide whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective for the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on our financial statements. Management's evaluations regarding the events and conditions that raise substantial doubt regarding the Company's ability to continue as a going concern have been disclosed in Note 3 below.

In January 2015, the FASB issued ASU 2015-01 Income Statement - Extraordinary and Unusual Items (Subtopic 225-20) Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. This update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement-Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. This accounting standard requires deferred tax assets and liabilities, along with related valuation allowances, to be classified as noncurrent on the balance sheet. As a result, each tax jurisdiction will now only have one net noncurrent deferred tax asset or liability. The new guidance does not change the existing requirement that prohibits offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The standard is effective for annual reporting periods beginning after December 15, 2016, and related interim periods. Early adoption is permitted. The Company is currently evaluating the impact of the provisions of this standard.

In February 2016, the FASB issued ASU 2016-02, Leases. This accounting standard requires lessees to recognize assets and liabilities related to lease arrangements longer than 12 months on the balance sheet. This standard also requires additional disclosures by lessees and contains targeted changes to accounting by lessors. The updated guidance is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of the provisions of this standard.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is development stage and, accordingly, has not yet generated revenues from operations. Since inception, the Company has been engaged in financing activities and executing its business plan of operations and incurring costs and expenses related to its planned direct public offering. As a result, the Company incurred accumulated net losses for the period ended January 31, 2017 (unaudited) of $99,204. The Company’s negative working capital as of January 31, 2017 (unaudited) is $108,704. The Company’s development activities and their payment of have been primarily through debt financing and through the use of deferral for its accounts payable and other expense payments.

The Company intends to raise additional capital (beyond its planned self-directed public offering) through the sale of equity securities, through an offering of debt securities, or through borrowings from financial institutions or related and nonrelated parties. Management believes that its actions after its planned self-directed public offering to secure additional funding will likely provide the opportunity for the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving any of these objectives.

The ability of the Company to continue as a going concern is dependent upon management’s ability to raise capital from the sale of its equity (both its planned self-directed public offering and after the planned self-directed public offering) and, ultimately, the achievement of operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that may result from this uncertainty.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment.

On April 29, 2016 the Company acquired certain intangible assets from our founder which consisted of a business plan, along with costs related to the development of internal-use software to be used in its operations. Total value attributable to the intangible assets purchased by the Company was $4,000. This represents an amount that is less than the actual cost paid for by our founder. Our founder incurred in excess of $10,000 in expenses over a period of twenty-four months to further develop and refine the Company’s business plan and operations.

Intangible assets includes the following:

	January 31, 2017	April 30, 2016
	(unaudited)	(audited)
Intangible assets consisting of certain development costs and purchased software	$4,000	$4,000
Less: Accumulated amortization	(3,000)	(-)
Net property and equipment	$1,000	$4,000

For the nine month period ended January 31, 2017 (unaudited) we recognized $3,000 in amortization expense. The intangible assets were placed in service on April 29th, 2016. We will amortize these assets over a period of twelve (12) months which has been deemed its useful life.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company recorded compensation expense of $11,000 recognized through the issuance of shares of common stock to our founder for organizational services. We recorded this expense during the period April 28, 2016 (inception) through April 30, 2016. Also during this period the Company recorded $4,000 of intangible assets purchased from our founder on April 29, 2016 (see Note 4 - Intangible Assets).

No other related party transactions occurred during the nine month period ended January 31, 2017 (unaudited).

NOTE 6 – NONRELATED PARTY NOTES PAYABLE

For the nine month period ended January 31, 2017 (unaudited), the Company executed promissory notes with two nonrelated parties in the aggregate of $36,100. This is in addition to the promissory note payable of $1,062 outstanding as of April 30, 2016. The unsecured notes bear interest at 0% per annum and are due and payable upon demand.

NOTE 7 – INCOME TAXES

At January 31, 2017 (unaudited), the Company had a net operating loss carryforward of $99,204, which begins to expire in 2035.

Components of net deferred tax asset, including a valuation allowance, are as follows at January 31, 2017 (unaudited) and April 30, 2016 (audited):

	January 31, 2017	April 30, 2016
Deferred tax asset:	(unaudited)	(audited)
Net operating loss carryforward	$34,721	$6,742
Total deferred tax asset	34,721	6,742
Less: Valuation allowance	(34,721)	(6,742)
Net deferred tax asset	$-	$-

Valuation allowance for deferred tax assets as of January 31, 2017 (unaudited) and April 30, 2016 (audited) was $34,721 and $6,742, respectively. In assessing the recovery of the deferred tax asset, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not deferred tax assets will not be realized as of January 31, 2017 (unaudited) and April 30, 2016 (audited) and recognized a full valuation allowance for each period.

Reconciliation between statutory rate and the effective tax rate for both periods and as of January 31, 2017 (unaudited) and April 30, 2016 (audited):

Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 8 – SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock and 25,000,000 shares of its $0.001 par value preferred stock.

Common stock

On April 28, 2016, the Company issued to its founder, an officer and director of the Company, 11,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for services provided upon organization. The services were valued at $11,000.

On April 29, 2016, the Company issued to its founder 4,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for certain intangible assets (see Note 4 - Intangible Assets). Mr. Shane Ludington, our sole officer and director, incurred more than $10,000 in developing or acquiring the intangible assets for which we valued at $4,000.

At January 31, 2017 (unaudited) and April 30, 2016, there were 15,000,000 shares of common stock issued and outstanding.

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of January 31, 2017 through the date the financial statements were available to be issued.

This prospectus is part of a registration statement filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

No one (including any salesman or broker) is authorized to provide oral or written information about the Offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until September 17, 2017 (90 days after the commencement of this Offering), all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

7,000,000 SHARES

FREIGHT SOLUTION, INC.

COMMON STOCK

PROSPECTUS

JUNE 19, 2017